                                   EXHIBIT 2


 PURCHASE AGREEMENT AMONG JAKKS PACIFIC, INC. AND JAKKS ACQUISITION CORP. AND
       ROAD CHAMPS, INC., ROAD CHAMPS LTD. AND DIE CAST ASSOCIATES, INC.
AND THE SHAREHOLDERS OF ROAD CHAMPS, INC. FOR THE PURCHASE OF ALL OF THE SHARES
          OF STOCK OF ROAD CHAMPS, INC. AND ROAD CHAMPS LTD. AND THE
     OPERATING ASSETS OF DIE CAST ASSOCIATES, INC. DATED JANUARY 21, 1997.

       Schedules to this agreement are being filed by paper via Form S-E.

                                                                      EXHIBIT 2





                               PURCHASE AGREEMENT

                                     AMONG

                JAKKS PACIFIC, INC. AND JAKKS ACQUISITION CORP.

                                      AND

       ROAD CHAMPS, INC., ROAD CHAMPS LTD. AND DIE CAST ASSOCIATES, INC.

                                      AND

                     THE SHAREHOLDERS OF ROAD CHAMPS, INC.



               FOR THE PURCHASE OF ALL OF THE SHARES OF STOCK OF
                     ROAD CHAMPS, INC. AND ROAD CHAMPS LTD.

                                      AND

               THE OPERATING ASSETS OF DIE CAST ASSOCIATES, INC.

                               TABLE OF CONTENTS


ARTICLE 1:  SALE AND PURCHASE OF ROAD CHAMPS SHARES . . . . . . . . . . . . . . . . . . . . . . . . . .  1
         1.1     SALE AND PURCHASE OF SHARES OF STOCK . . . . . . . . . . . . . . . . . . . . . . . . .  1
         1.2     EXCLUDED LIABILITIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1

ARTICLE 2:   SALE AND PURCHASE OF DIE CAST ASSETS . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
         2.1     ACQUIRED ASSETS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
         2.2     EXCLUDED LIABILITIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
         2.3     CHARACTER OF DIE CAST'S BUSINESS . . . . . . . . . . . . . . . . . . . . . . . . . . .  2

ARTICLE 3:  CALCULATION AND PAYMENT OF PURCHASE PRICE . . . . . . . . . . . . . . . . . . . . . . . . .  2
         3.1     THE PURCHASE PRICE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
                          3.1.1.  CALCULATION OF PURCHASE PRICE . . . . . . . . . . . . . . . . . . . .  2
         3.2     POST CLOSING ADJUSTMENTS TO PURCHASE PRICE.  . . . . . . . . . . . . . . . . . . . . .  4
                          3.2.1.  ADJUSTMENTS BASED ON 12 MONTH 1996 FINANCIAL STATEMENTS.  . . . . . .  4
                          3.2.2.  ADDITIONAL ADJUSTMENTS. . . . . . . . . . . . . . . . . . . . . . . .  4
                          3.2.3.  INVENTORY AUDIT . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
         3.3     PAYMENT OF PURCHASE PRICE. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
                          3.3.1.  DEFINITION OF ADJUSTED PURCHASE PRICE.  . . . . . . . . . . . . . . .  5
                          3.3.2.  DEFINITION OF RC ACCOUNTS PAYABLE.  . . . . . . . . . . . . . . . . .  5
                          3.3.3.  PAYMENT OF PURCHASE PRICE.  . . . . . . . . . . . . . . . . . . . . .  6
                          3.3.4.  ALLOCATION OF PURCHASE PRICE  . . . . . . . . . . . . . . . . . . . .  7
                          3.3.5.  PREPAID ITEMS AND DEPOSITS. . . . . . . . . . . . . . . . . . . . . .  7
                          3.3.6.  TAX REFUNDS.  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
                          3.3.7.  SECURITY FOR PAYMENT OF ADJUSTED PURCHASE PRICE BALANCE.  . . . . . .  7

ARTICLE 4:  THE CLOSING . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
         4.1     CLOSING  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
         4.2     DELIVERIES BY JACK ROBBINS AT CLOSING. . . . . . . . . . . . . . . . . . . . . . . . .  7
         4.3     DELIVERIES BY PURCHASER AT CLOSING.  . . . . . . . . . . . . . . . . . . . . . . . . .  9

ARTICLE 5:  REGISTRATION OF SHARES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
         5.1     AGREEMENT TO REGISTER  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
                          5.1.1.  FAILURE TO FILE.  . . . . . . . . . . . . . . . . . . . . . . . . . . 10
                          5.1.2.  REPURCHASE PRICE. . . . . . . . . . . . . . . . . . . . . . . . . . . 10
         5.2     LOCK UP AGREEMENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
         5.3     ADJUSTMENTS TO PURCHASE PRICE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
                          5.3.1.  SHARE ADJUSTMENT.   . . . . . . . . . . . . . . . . . . . . . . . . . 10
                          5.3.2.  CASH ADJUSTMENT.    . . . . . . . . . . . . . . . . . . . . . . . . . 11
                          5.3.3.  DEATH OF A SELLING STOCKHOLDER. . . . . . . . . . . . . . . . . . . . 11
         5.4     PREPARATION AND FILING . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
         5.5     PREPARATION; REASONABLE INVESTIGATION  . . . . . . . . . . . . . . . . . . . . . . . . 12

ARTICLE 6:  REPRESENTATIONS AND WARRANTIES OF SELLING STOCKHOLDERS AND ROAD CHAMPS COMPANIES  . . . . . 12
         6.1     EXISTENCE AND GOOD STANDING  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
         6.2     CAPITAL STOCK  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
         6.3     FINANCIAL STATEMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
                          6.3.1.  FINANCIAL STATEMENTS DELIVERED BY ROAD CHAMPS COMPANIES.  . . . . . . 13
                          6.3.2.  ABSENCE OF ADVERSE CHANGES  . . . . . . . . . . . . . . . . . . . . . 14
         6.4     BOOKS AND RECORDS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
         6.5     REAL PROPERTY; PERSONAL PROPERTY; MACHINERY AND EQUIPMENT  . . . . . . . . . . . . . . 14
                          6.5.1.   LEASEHOLD AND OTHER REAL PROPERTY INTERESTS.   . . . . . . . . . . . 14

                          6.5.2.  TITLE TO ACQUIRED ASSETS. . . . . . . . . . . . . . . . . . . . . . . 14
                          6.5.3.  MACHINERY AND EQUIPMENT.  . . . . . . . . . . . . . . . . . . . . . . 14
                          6.5.4.  CONSENTS OF LESSORS.  . . . . . . . . . . . . . . . . . . . . . . . . 15
                          6.5.5.  SUFFICIENCY OF ASSETS.  . . . . . . . . . . . . . . . . . . . . . . . 15
         6.6     CONTRACTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
         6.7     LITIGATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16
         6.8     TAXES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16
         6.9     LIABILITIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17
         6.10    INTELLECTUAL PROPERTY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17
         6.11    COMPLIANCE WITH LAWS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17
         6.12    LICENSES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17
         6.13    INSURANCE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17
         6.14    SUPPLIER AND CUSTOMER RELATIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . 18
         6.15    EMPLOYMENT RELATIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 18
         6.16    PERSONNEL; COMPLIANCE WITH ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . 18
                          6.16.1. THE ROAD CHAMPS COMPANIES' PERSONNEL. . . . . . . . . . . . . . . . . 18
                          6.16.2. EMPLOYEE BENEFIT PLANS.   . . . . . . . . . . . . . . . . . . . . . . 19
         6.17    NO CHANGES SINCE THE BALANCE SHEET DATE  . . . . . . . . . . . . . . . . . . . . . . . 19
         6.18    VALID AGREEMENTS; RESTRICTIVE DOCUMENTS  . . . . . . . . . . . . . . . . . . . . . . . 19
         6.19    REQUIRED APPROVALS, NOTICES AND CONSENTS . . . . . . . . . . . . . . . . . . . . . . . 20
         6.20    DISCLOSURE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 20
         6.21    ENVIRONMENTAL CONDITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 20
         6.22    HEALTH AND SAFETY CONDITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 22
         6.23    COPIES OF DOCUMENTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 22
         6.24    NO BROKERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 22
         6.25    THE RC ACCOUNTS PAYABLE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 23

ARTICLE 7:  REPRESENTATIONS OF JAKKS PACIFIC AND PURCHASER  . . . . . . . . . . . . . . . . . . . . . . 23
         7.1     EXISTENCE AND GOOD STANDING  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 23
         7.2     SHARES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 23
         7.3     VALID AGREEMENTS; RESTRICTIVE DOCUMENTS  . . . . . . . . . . . . . . . . . . . . . . . 23
         7.4     REQUIRED APPROVALS, NOTICES AND CONSENTS . . . . . . . . . . . . . . . . . . . . . . . 24
         7.6     FINANCIAL REPORTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 24
         7.7     NO MATERIAL ADVERSE CHANGE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 24
         7.8     NO UNDISCLOSED LIABILITIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 24
         7.9     NO BROKERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 24
         7.10    DISCLOSURE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 25

ARTICLE 8:  CONDITIONS TO THE PURCHASER'S OBLIGATIONS . . . . . . . . . . . . . . . . . . . . . . . . . 25
         8.1     NO MATERIAL ADVERSE CHANGE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 25
         8.2     TRUTH OF REPRESENTATIONS AND WARRANTIES  . . . . . . . . . . . . . . . . . . . . . . . 25
         8.3     PERFORMANCE OF AGREEMENTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 25
         8.4     NO LITIGATION THREATENED . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 26
         8.5     LETTER OF NON-APPLICABILITY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 26
         8.6     GOVERNMENTAL APPROVALS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 26
         8.7     PROCEEDINGS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 26

ARTICLE 9:  CONDITIONS TO SELLING STOCKHOLDERS' AND DIE CAST'S OBLIGATIONS  . . . . . . . . . . . . . . 26
         9.1     TRUTH OF REPRESENTATIONS AND WARRANTIES  . . . . . . . . . . . . . . . . . . . . . . . 26
         9.2     PERFORMANCE OF AGREEMENTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 26
         9.3     GOVERNMENTAL APPROVALS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 27
         9.4     PROCEEDINGS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 27
         9.5     CERTIFICATES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 27
         9.6     PROCEEDINGS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 27

ARTICLE 10:  POST CLOSING COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 27
         10.1    GENERAL  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 27

         10.2    TRANSITION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 27
         10.4    RESTRICTIVE COVENANTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 28
                          10.4.1. COVENANTS AGAINST COMPETITION.  . . . . . . . . . . . . . . . . . . . 28
                          10.4.2. PERMITTED COMPETITION.  . . . . . . . . . . . . . . . . . . . . . . . 28
                          10.4.3. CONFIDENTIALITY.  . . . . . . . . . . . . . . . . . . . . . . . . . . 29
                          10.4.4. ENFORCEMENT THROUGH INJUNCTION. . . . . . . . . . . . . . . . . . . . 29
                          10.4.5. BLUE LINING.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 29
         10.5    COOPERATION IN PREPARATION OF SECURITIES LAW FILINGS . . . . . . . . . . . . . . . . . 29
         10.6    GUARANTEES BY JAKKS PACIFIC  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 30
         10.7    CHANGE OF NAME OF AFFILIATED FACTORY . . . . . . . . . . . . . . . . . . . . . . . . . 30
         10.8    PURCHASER'S EMPLOYMENT OF ROAD CHAMPS COMPANIES' EMPLOYEES AND SALES REPRESENTATIVES . 30

ARTICLE 11:  SURVIVAL OF REPRESENTATIONS; INDEMNITIES . . . . . . . . . . . . . . . . . . . . . . . . . 30
         11.1    SURVIVAL OF REPRESENTATIONS AND WARRANTIES OF THE SELLING STOCKHOLDERS AND DIE CAST  . 30
         11.2    OBLIGATIONS OF THE SELLING STOCKHOLDERS AND DIE CAST TO INDEMNIFY  . . . . . . . . . . 31
                          11.2.1. GENERAL INDEMNITY . . . . . . . . . . . . . . . . . . . . . . . . . . 31
                          11.2.3. LIMITATION ON INDEMNIFICATION OBLIGATION. . . . . . . . . . . . . . . 32
                 Survival of Representations and Warranties of JAKKS Pacific and the Purchaser  . . . . 32
                          11.3.1. OBLIGATION OF JAKKS PACIFIC AND PURCHASER TO INDEMNIFY. . . . . . . . 33
                          11.3.2. LIMITATION ON INDEMNIFICATION OBLIGATION. . . . . . . . . . . . . . . 33
         11.4    NOTICE AND OPPORTUNITY TO DEFEND . . . . . . . . . . . . . . . . . . . . . . . . . . . 33
                          11.4.1. NOTICE OF ASSERTED LIABILITY  . . . . . . . . . . . . . . . . . . . . 33
                          11.4.2. OPPORTUNITY TO DEFEND . . . . . . . . . . . . . . . . . . . . . . . . 34
                          11.4.3. SETTLEMENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 34

ARTICLE 12:  MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 34
         12.1    EXPENSES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 34
         12.2    GOVERNING LAW  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 35
         12.3    INTERCHANGEABILITY OF SCHEDULES  . . . . . . . . . . . . . . . . . . . . . . . . . . . 35
         12.4    CAPTIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 35
         12.5    NOTICES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 35
         12.6    PARTIES IN INTEREST  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 35
         12.7    PERSON . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 35
         12.8    SEVERABILITY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 35
         12.9    COUNTERPARTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 36
         12.10   ENTIRE AGREEMENT; AMENDMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 36

                               PURCHASE AGREEMENT


         PURCHASE AGREEMENT between and among JAKKS ACQUISITION CORP., a Delaware corporation, having an address at 24955 Pacific Coast Highway, Malibu, California 90265 (hereafter referred to as "PURCHASER") and JAKKS PACIFIC, INC., a Delaware corporation, having an address at 24955 Pacific Coast Highway, Malibu, California 90265 (hereafter referred to as "JAKKS PACIFIC") and ROAD CHAMPS, INC., a Pennsylvania corporation, having an address at 7 Patton Drive, West Caldwell, New Jersey 07006-6404 (hereafter referred to as "RC INC"), ROAD CHAMPS, LTD., a Hong Kong corporation, having an address at 7 Patton Drive, West Caldwell, New Jersey 07006-6404 (hereafter referred to as "RC LTD"), DIE CAST ASSOCIATES, INC. a Florida corporation, having an address at 7 Patton Drive, West Caldwell, New Jersey 07006-6404 (hereafter referred to as "DIE CAST"), and JACK ROBBINS, an individual residing at 197 Summit Avenue, Pompton Lakes, New Jersey 07442 (hereafter referred to as "JACK ROBBINS"), and the other Stockholders of RC Inc. identified on SCHEDULE 6.2 to this Agreement (hereafter Jack Robbins and such other stockholders are referred to as the "SELLING STOCKHOLDERS"). RC Inc, RC Ltd and Die Cast are sometimes collectively referred to as the "ROAD CHAMPS COMPANIES".

                             W I T N E S S E T H :

         WHEREAS, the Selling Stockholders desire to sell, and Purchaser desires to purchase, all of the shares of stock of RC Inc on the terms set forth in this Agreement; and

         WHEREAS, Die Cast and Jack Robbins as its sole shareholder desire to sell and Purchaser desires to purchase all of the operating assets of Die Cast on the terms set forth in this Agreement;

         NOW, THEREFORE, in consideration of the agreements herein set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


ARTICLE ARTICLE 1:      SALE AND PURCHASE OF ROAD CHAMPS SHARES



1.1              SALE AND PURCHASE OF SHARES OF STOCK

         1.1.1. RC INC AND RC LTD SHARES. Subject to the terms and conditions set forth in this Agreement, the Selling Stockholders hereby agree to sell to Purchaser and Purchaser hereby agrees to purchase all of the shares of RC Inc (the "RC Inc Shares"), free and clear of any liabilities, liens, security interests, pledges, or encumbrances. Among the assets of RC Inc are shares of RC Ltd which constitute all of the issued and outstanding shares of RC Ltd except for one (1) share of RC Ltd held by Jack Robbins as nominee, which Jack Robbins agrees to transfer to Jack Friedman ("FRIEDMAN"), as nominee for Purchaser (the "RC LTD SHARE"), and which RC Ltd Share shall be transferred at the Closing free and clear of any liabilities, liens, security interests, pledges, or encumbrances. The RC Inc Shares and the RC Ltd Share shall be collectively referred to as the "Road Champs Shares".

1.2      EXCLUDED LIABILITIES
         All inter-company accounts, liabilities, credits and debits among and between the Road Champs Companies or among and between Jack Robbins and the Road Champs Companies and any other entities owned or controlled by or under common control with the Road Champs Companies shall be satisfied or eliminated as of the Closing, and all obligations of RC Inc and RC Ltd to Die Cast or Jack Robbins shall be deemed terminated and released, except for the obligations specifically assumed or undertaken by RC Inc and RC Ltd under this Agreement which are stated to survive the Closing.


ARTICLE 2:  SALE AND PURCHASE OF DIE CAST ASSETS



2.1      ACQUIRED ASSETS.
         Subject to the terms and conditions set forth in this Agreement, Die Cast hereby agrees to sell to Purchaser, and Purchaser hereby agrees to purchase from Die Cast at the Closing all of the operating assets of Die Cast (the "ACQUIRED ASSETS") free and clear of any liabilities, liens, security interests, pledges or encumbrances (except for those listed on SCHEDULE 6.5.2 or expressly permitted in accordance with this Agreement) which consists solely of the trademark "Monster Wheels" (toy vehicles), Reg No. 1,443,385, and the transfer of which shall be effective as of the Closing Date. The following assets shall not be included among the Acquired Assets: Die Cast's accounts receivable and other receivables, marketable securities, cash, cash-like items, deposits, and automobiles, if any.


2.2      EXCLUDED LIABILITIES
         Purchaser will not assume any of Die Cast's accounts payable, liabilities or other debts or obligations, all of which will remain Die Cast's obligations. All inter-company accounts, liabilities, credits and debits among and between Die Cast and the other Road Champs Companies and Jack Robbins and any other entities owned or controlled by or under common control with Die Cast and the other Road Champs Companies shall be eliminated as of the Closing, and all obligations of RC Inc and RC Ltd to Die Cast shall be deemed terminated and released.


2.3      CHARACTER OF DIE CAST'S BUSINESS
         JAKKS Pacific and Purchaser acknowledge that Die Cast is neither a manufacturer nor distributor and that its sole business activity was to license products to RC Inc and RC Ltd and to provide sales, marketing, and consulting services to RC Inc and RC Ltd. Jack Robbins and Die Cast represent and warrant that Die Cast owns no tangible assets such as machinery, equipment, inventory, tools, and the like, other than minor items of equipment such as fax and copy machines.


ARTICLE 3: CALCULATION AND PAYMENT OF PURCHASE PRICE


3.1      THE PURCHASE PRICE


         3.1.1.  CALCULATION OF PURCHASE PRICE.


                 i. The Purchase Price for the Road Champs Shares and the Acquired Assets transferred to Purchaser shall be an amount (the "PURCHASE PRICE") equal to the sum of

                          (1)                $9,221,198.00 (hereafter such sum
                          is referred to as the "Fixed Price Component"); plus

                          (2) an amount equal to RC Inc's and RC Ltd's landed cost (indicated on their books and records consistent with past practices), for their finished, current inventory in saleable condition existing as of the Closing, including goods in transit (with cost of transportation) and also including product samples of current merchandise in saleable condition even if not reflected on the Road Champs Companies' financial statements, all of which shall be estimated at Closing and confirmed by audit of such inventory within twenty (20) business days after Closing (such amount, together with the amount calculated pursuant to subpart (5) below is referred to as the "INVENTORY PAYMENT"); plus

                          (3) an amount equal to the cash and cash equivalents of RC Ltd and RC Inc on hand as of the Closing Date (hereafter such amount is referred to as the "RC CASH"); plus

                          (4) an amount equal to the accounts receivable of RC Inc and RC Ltd as of the Closing Date (hereafter referred to as the "RC ACCOUNTS RECEIVABLE"); plus

                          (5) an amount equal to RC Inc's and RC Ltd's delivered cost for raw materials (including packaging materials) that are usable for the manufacture of current products which shall be estimated at Closing and which shall be deemed correct if not subjected to an audited inventory within twenty (20) business days after Closing (or as confirmed by such audited inventory if one is taken), such amount to be included as part of the Inventory Payment; less

                          (6) the RC Accounts Payable (as defined in Section 3.3.2 below) as of the Closing Date, other than the liabilities under the equipment and real property leases disclosed on the schedules annexed to this Agreement (hereafter such other liabilities are referred to as the "Assumed Liabilities"); and less

                          (7) the sum of One Hundred and Sixty Two Thousand U.S. Dollars ($162,000.00).

                 ii. The Purchase Price shall also be decreased by an amount equal to the taxes on the net income, if any, of RC Inc and/or RC Ltd during the period from January 1, 1997 to the Closing Date, and shall be increased by the tax benefit derived from the net loss, if any, of RC Inc and/or RC Ltd during the period from January 1, 1997 to the Closing Date, computed in either case by RC Inc's corporate tax rate at the combined federal and state level and by RC Ltd's corporate tax rate in Hong Kong and any other jurisdiction in which either RC Inc or RC Ltd is subject to taxation; in making such calculations, sums paid in 1997, if any, by RC Inc to employees of RC Inc or RC Ltd on account of (a) bonuses and (b) the RC Inc stock appreciation plan (the "Stock Appreciation Plan"), shall be treated as an expense provided that such payments are deductible by RC Inc for tax purposes in 1997, and income arising from the sale by RC Inc or RC Ltd of securities after December 31, 1996 and immediately prior to Closing shall be included as income.

                 iii. The term "1996 EBIDTA" means earnings before interest, depreciation, taxes and amortization of the Road Champs Companies for the fiscal year ending December 31, 1996 on a consolidated basis, prepared in accordance with generally accepted accounting principles consistently applied, and consistent with past practices employed by the Road Champs Companies in preparing their financial statements, adjusted for the period from January 1, 1996 through December 31, 1996 to reflect officer's salary of $420,000.00 per annum and to reflect cost of sales based upon prices charged by the Chinese factory which supplies product to the Road Champs Companies which are not less than prices charged for years prior to fiscal 1996, and eliminating all inter-company accounts (debits and credits) among the Road Champs Companies, or involving Jack Robbins or other entities controlled by him.
                 No reduction in 1996 EBIDTA shall be attributable to loan losses or bad check losses with Road Champs Die Casting Factory Limited or shall be attributable to payments made in 1996 or 1997 or accruals in 1996 for amounts payable (a) to employees of RC Inc and RC Ltd with respect to special bonuses, not consistent with past practices, aggregating not more than $130,000, or (b) to participants in the Stock Appreciation Plan.


3.2              POST CLOSING ADJUSTMENTS TO PURCHASE PRICE.
The Fixed Price Component is subject to adjustment after closing as provided in this Section 3.2.


         3.2.1. ADJUSTMENTS BASED ON 12 MONTH 1996 FINANCIAL STATEMENTS. Jack Robbins shall cause the Financial Statements of the Road Champs Companies for the fiscal year ending December 31, 1996 (the "12 MONTH 1996 FINANCIAL STATEMENTS"), to be prepared promptly after the Closing (on a review basis with respect to RC Inc and on a combined basis with respect to the consolidated Road Champs Companies) by Edelman & Associates P.A., and upon completion immediately delivered to JAKKS Pacific. The 12 Month 1996 Financial Statements shall be prepared in accordance with generally accepted accounting principles consistently applied ("GAAP") and consistent with the practices employed in preparing the Road Champs Companies' compiled consolidated balance sheet and statement of earnings on an EBIDTA basis for the period from January 1, 1996 through October 31, 1996 (the "10 MONTH 1996 FINANCIAL STATEMENTS"). The Fixed Price Component shall be adjusted based upon the Road Champs Companies' 1996 EBIDTA derived from the 12 Month 1996 Financial Statements by multiplying the Road Champs Companies' 1996 EBIDTA by 3.75. If the resulting product differs from the Fixed Price Component, then the Fixed Price Component shall be changed to correspond to the resulting product, but there shall be no adjustment to the Fixed Price Component of the Purchase Price unless there is a difference of one (1%) percent or more in the Road Champs Companies 1996 EBIDTA set forth on the 12 Month 1996 Financial Statements from the Road Champs Companies 1996 EBIDTA estimated at Closing based upon the 10 Month 1996 Financial Statements. Any change required to be made to the Purchase Price shall be made by increasing or reducing (as the case may be) the Adjusted Purchase Price Balance (as such term is defined below).


         3.2.2. ADDITIONAL ADJUSTMENTS. The Fixed Price Component shall also be subject to adjustment for the following items to the extent they are not accurately reflected on the 12 Month 1996 Financial Statements and result in a reduction of the Road Champs Companies 1996 EBIDTA:


                 i. Liabilities to employees (e.g. bonuses, salaries, pension, benefits, employee claims), but only if, at the time such liability is discovered, GAAP requires revision of the 12 Month 1996 Financial Statements;


                 ii. Liabilities for royalties and license fees and amounts due to commission agents and other sales representatives (other than inter-company liabilities among the Road Champs Companies, all of which shall have been satisfied or eliminated as of the Closing);


                 iii. Liabilities to customers incurred in 1996, or incurred in 1997 with respect to the RC Accounts Receivable (e.g. chargebacks, allowances and returns, where such were accepted by the Road Champs Companies in 1996 or prior to the Closing Date);


                 iv. Liabilities for accounts payable to vendors and other third parties which should be recognized under generally accepted accounting principles, consistently applied; or


                 v. Special Liabilities (as that term is defined in Section 3.3.8 below).

                 No adjustment shall be made to the Fixed Price Component until the aggregate reduction in the Road Champs Companies 1996 EBIDTA as a result of the operation of the foregoing paragraph exceeds $100,000.00; as a result, there shall be no adjustment to the Fixed Price Component until the total adjustment to the Fixed Price Component exceeds $375,000.00 (i.e. $100,000 multiplied by 3.75), and then only to the extent the adjustment to the Fixed Price Component exceeds $375,000.00.

                 Any claim for adjustment of the Fixed Price Component shall survive the Closing under this Agreement until the date of expiration of the relevant federal, state or other statute of limitations and shall not be subject to the limitations upon Claims for indemnification contained in Section 11.1 or 11.2.3 of this Agreement. The reference in this Section 3.2.2 to
                 Section 3.3.8, which in turn refers to representations in
                 Article 6, shall not be deemed to modify the limitations in
                 Section 11.1 or 11.2 of this Agreement on Claims for indemnification arising out a breach of representations and warranties in Article 6.

         3.2.3. INVENTORY AUDIT. The parties agree that the items of inventory listed on SCHEDULE 3.2 annexed hereto (which Schedule shall be amended at or shortly after Closing to accurately reflect the inventory of finished goods and raw materials as exists or existed at the Closing Date) shall be considered to be current inventory notwithstanding the fact that such items exist in larger quantities than the amount an independent auditor might believe to be prudent under the circumstances because of the rate of sale of such items.


3.3              PAYMENT OF PURCHASE PRICE.


         3.3.1. DEFINITION OF ADJUSTED PURCHASE PRICE. The term "ADJUSTED PURCHASE PRICE" shall mean the Purchase Price less the following amounts:


                 i.               $1,500,000.00; and

                 ii.              the Inventory Payment; and

                 iii.             the sum of the RC Cash and RC Accounts
                                  Receivable.

         3.3.2. DEFINITION OF RC ACCOUNTS PAYABLE. The term RC Accounts Payable as used in this Agreement shall mean all accounts payable or liabilities (liquidated or unliquidated, fixed or contingent) of RC Inc or RC Ltd, short or long term, to customers, creditors, or other third parties other than JAKKS Pacific or Purchaser, and whether or not any such item was known or not known or should have been known to Jack Robbins, any Selling Stockholder, Die Cast, JAKKS Pacific, or the Purchaser, for which either or both of RC Inc and RC Ltd is liable as of the Closing Date.


         3.3.3. PAYMENT OF PURCHASE PRICE. The Purchase Price for the Road Champs Stock and the Acquired Assets shall be payable as follows:


                 i. Sixty One (61%) Percent of the Adjusted Purchase Price shall be paid in cash (the "CLOSING CASH PAYMENT") at Closing by certified check or wire transfer, such Cash Payment being subject to adjustment to the extent, if any, that the Fixed Price Component is less than the sum of the Closing Cash Payment plus the Inventory Payment;


                 ii. the balance of the Adjusted Purchase Price (hereafter referred to as the "ADJUSTED PURCHASE PRICE BALANCE") shall be paid in three equal installments, the first installment payable four (4) months after the Closing, the second installment payable eight (8) months after the Closing, and the third installment payable one (1) year after the Closing, each installment with interest at the rate of seven (7%) percent per annum;


                 iii. One Million Five Hundred Thousand US Dollars ($1,500,000.00) shall be payable in shares of common stock par value $.001 per share of JAKKS Pacific (the "COMMON STOCK"), the number of such shares (the "SHARES"), to be determined by the average closing (last sale) price of JAKKS' Pacific's common stock for twenty (20) consecutive trading days immediately preceding the Closing (hereafter such price is referred to as the "CLOSING STOCK PRICE");


                 iv. the Inventory Payment shall be paid as to specific items shipped within thirty (30) days after shipment to customers and the balance of the Inventory Payment, if any, shall be paid, six (6) months following the Closing, without interest;


                 v. the RC Cash attributable to RC Ltd shall be paid without interest on the earlier of seven (7) days after the closing of JAKKS Pacific's second common stock public offering and ninety (90) days after Closing under this Agreement;


                 vi. the RC Cash attributable to RC Inc shall be paid immediately after and concurrently with the Closing;


                 vii. the RC Accounts Receivable shall be paid to Jack Robbins as agent for the Selling Stockholders within ten
                 (10) business days after their collection as collected by Purchaser, and in accordance with the procedures described in
                 SECTION 10.3 of this Agreement; the Selling Stockholders shall bear the entire risk of collection of the RC Accounts Receivable; any RC Accounts Receivable that are not collected within six (6) months after closing shall be assigned to Jack Robbins as agent for the Selling Stockholders and Jack Robbins or his designee may take all steps deemed necessary or desirable to collect such RC Accounts Receivable, provided, however, that Jack Robbins shall give notice to Purchaser of any dispute with an account debtor, and, in the event that such account debtor is a customer of Purchaser, then Jack Robbins and Purchaser will consult concerning the collection of such account receivable, taking into consideration the nature of the dispute and the materiality of the relationship of Purchaser with such customer, and Jack Robbins will not institute any formal legal action to collect such account receivable without Purchaser's consent, which shall not be unreasonably withheld or delayed.


         3.3.4. ALLOCATION OF PURCHASE PRICE. The allocation of the Purchase Price between the RC Shares and the Acquired Assets is annexed hereto as SCHEDULE 3.3.4; subject to approval of their respective independent accountants the parties agree that the Acquired Assets have nominal value, if any.


         3.3.5. PREPAID ITEMS AND DEPOSITS. Deposits, [sundry receivables], prepaid items, and prepaid expenses on the financial records of RC Inc and RC Ltd as of the Closing Date, if any, shall be paid to the Selling Stockholders as an adjustment to the Purchase Price.


         3.3.6. TAX REFUNDS. Any tax refunds received by Purchaser, RC Inc, and RC Ltd after Closing and attributable to the taxes of RC Inc or RC Ltd for any period prior to January 1, 1997 shall be remitted to Jack Robbins, as agent for the Selling Stockholders, within ten (10) business days after receipt. Purchaser shall cooperate with Jack Robbins in executing such documents he reasonably requests in connection with RC Inc and RC Ltd making application for prosecuting the collection of any such refunds payable to RC Inc and RC Ltd attributable to the period before January 1, 1997. Obtaining any such refund shall be the responsibility and at the expense of the Selling Stockholders.


         3.3.7. SECURITY FOR PAYMENT OF ADJUSTED PURCHASE PRICE BALANCE. The Purchaser's obligation to pay the Adjusted Purchase Price Balance shall be secured by a pledge of the Road Champs Shares and a security interest in the assets of RC Inc and RC Ltd (the Road Champs Shares and such assets shall be collectively referred to as the "Collateral"), pursuant to the New Jersey Uniform Commercial Code, subordinated to the security interest in the Collateral to be given simultaneously with the Closing by JAKKS Pacific and Purchaser to Renaissance Capital Growth & Income Fund III, Inc. and Renaissance US Growth & Income Trust PLC (collectively referred to as "Renaissance"). The subordinated pledge and security interest in the Collateral shall be evidenced by the terms of a Security Agreement in the form annexed hereto as SCHEDULE 3.3.7 (the "Security Agreement").


         3.3.8. DEFINITION OF SPECIAL LIABILITIES. For purposes of this Agreement, the term "SPECIAL LIABILITIES" shall mean liabilities arising out of any breach of representation in Article 6 hereof where such liability, at the time discovered, is required by GAAP to be included on the 12 Month 1996 Financial Statements.


ARTICLE 4:  THE CLOSING



4.1      CLOSING
         The consummation of the sale and purchase of the Road Champs Shares and the Acquired Assets ("CLOSING") shall take place at a time and place mutually agreeable to JAKKS Pacific and Jack Robbins.


4.2      DELIVERIES BY JACK ROBBINS AT CLOSING.
         At Closing Jack Robbins shall deliver, or shall cause to be delivered, to Purchaser:


                 i. the 10 Month 1996 Financial Statements, certified by an authorized officer of each of the Road Champs Companies that to the best of his actual knowledge it was prepared in accordance with the provisions of this Agreement;


                 ii. documents effecting the transfer of all Acquired Assets, including all items of machinery and equipment and Intellectual Property, to the Purchaser to the extent and in the manner required by this Agreement;


                 iii. an amendment, in the form annexed to this Agreement as part of SCHEDULE 4.2(III) to the lease annexed to this Agreement as part of SCHEDULE 4.2(III), of the office and warehouse facility at 7 Patton Drive, West Caldwell, New Jersey between Robbins Realty, L.P. as Landlord and RC Inc as Tenant (the "WAREHOUSE LEASE AMENDMENT");

                 iv.              an agreement in the form annexed hereto as
                 SCHEDULE 4.2(iv) providing for his consulting services to Purchaser for a term of one (1) year following the Closing for a consulting fee at the rate of $13,000.00 per annum (the "CONSULTING AGREEMENT"), executed by Jack Robbins;


                 v. the Security Agreement, executed by Jack Robbins as agent for the Selling Stockholders and Die Cast;


                 vi. the opinion of Messrs. Meislik & Levavy, as counsel for RC Inc, Die Cast, and the Selling Stockholders, in the form annexed hereto as SCHEDULE 4.2(v);


                 vii. the Certificates required by Article 8 of this Agreement, dated the Closing Date;


                 viii. a copy of RC Inc's Certificate or Articles of Organization, including all amendments, certified by the office of the Secretary of State of the Commonwealth of Pennsylvania, and a certificate from the office of the Secretary of State of each state in which RC Inc is qualified as a foreign corporation to do business, to the effect that such corporation is in good standing in each such state, (and, if available at the time of Closing, that it owes no taxes);


                 ix. a copy of RC Inc's By Laws certified by an officer of the corporation;


                 x. a copy of RC Ltd's Memorandum and Articles of Association, including all amendments; and a certificate (or a facsimile thereof) from Hong Kong and each jurisdiction in which RC Ltd is qualified as a foreign corporation to do business, to the effect that such corporation is in good standing in Hong Kong and each such foreign jurisdiction;


                 xi. the RC Inc Shares either endorsed for transfer to Purchaser, or accompanied by a signed stock power for transfer to Purchaser, except for the single share of RC Ltd in the name of Jack Robbins for which Jack Robbins shall deliver a signed stock power for transfer of that share to Friedman and an affidavit that such certificate has been lost or misplaced;


                 xii. the resignation of the current officers and directors of each of RC Inc and RC Ltd, if and to the extent requested by Purchaser;


                 xiii. such other documents or instruments as may be necessary in order to consummate the transactions described in this Agreement, including bills of sale in form and substance reasonably acceptable to Purchaser.



4.3 DELIVERIES BY PURCHASER AT CLOSING. At Closing Purchaser shall deliver to Jack Robbins as agent for the Selling Stockholders:


                 i.               the Closing Cash Payment;

                 ii. certificate(s) representing the Shares in the name of the Selling Stockholders or their designees (who are stockholders or employees of the Road Champs Companies) as set forth on SCHEDULE 4.3(ii) annexed hereto (the "SHARE CERTIFICATES"), which Share Certificates shall bear the following legend:

                          the shares of stock represented by this Certificate have not been registered under the United States Securities Act of 1933, as amended (the "Act") and may be transferred only if (i) registered under the Act and if the requirements of any state having jurisdiction are complied with or (ii) the transfer is exempt from such registration and state requirements and counsel reasonably acceptable to the Corporation has delivered to the Corporation a written opinion reasonably acceptable to the Corporation setting forth the basis for such exemption.


                 iii.             the Warehouse Lease Amendment;


                 iv. the opinion of Messrs. Feder, Kaszovitz, Isaacson, Weber, Skala & Bass LLP, Purchaser's counsel, in the form annexed hereto as SCHEDULE 4.3(iv);


                 v.               the Consulting Agreement, executed by
                 Purchaser;


                 vi. the Security Agreement, executed by Purchaser and JAKKS Pacific;


                 vii. an authorized officer of JAKKS Pacific and Purchaser shall have delivered to Jack Robbins the certificates required by Article 9 of this Agreement, dated the Closing Date;


                 viii. a copy of JAKKS Pacific's and Purchaser's respective Certificates of Incorporation, including all amendments, certified by the Secretary of State of the State of Delaware; and


                 ix. such other documents or instruments as may be necessary in order to consummate the transactions described in this Agreement.


4.4      DELIVERIES TO ESCROW AGENT AT CLOSING.
         At the Closing, Purchaser, JAKKS Pacific, and Robbins as agent for the Selling Stockholders shall execute and deliver the Escrow Agreement in the form annexed hereto as Schedule 11.2.2 (the "ESCROW AGREEMENT"), and the Escrow Agent will execute the Escrow Agreement and deliver copies to the other parties thereto.


ARTICLE 5:  REGISTRATION OF SHARES



5.1      AGREEMENT TO REGISTER
         Within twelve (12) months after the Closing, JAKKS Pacific agrees to use its best efforts to file a Registration Statement with the United States Securities and Exchange Commission (the "Commission") and to have such Registration Statement declared effective, to permit, when such Registration Statement is declared effective, the sale of the

Shares in the public securities markets. JAKKS Pacific may satisfy its obligation under this paragraph by arranging for "piggy-back" registration of the Shares as part of the registration by JAKKS Pacific of any of its securities under the Securities Act of 1933, as amended (the "Securities Act") (other than pursuant to a registration statement on Forms S-8, S-4 or similar or successor forms). As used in this Agreement, the terms "register," "registered" and "registration" shall refer to a registration effected by preparing and filing a Registration Statement with the Commission, in compliance with the Securities Act, and/or the Securities and Exchange Act of 1934, and applicable rules and regulations under either such Act. JAKKS Pacific may include in the Registration Statement filed pursuant to this
Article 5 any authorized but unissued shares of Common Stock for sale by JAKKS Pacific or any issued and outstanding securities for sale by others.


         5.1.1. FAILURE TO FILE. If a Registration Statement permitting the sale of the Shares in the public securities markets has not been filed within one (1) year after the Closing, and sale of the Shares in such markets is not permitted at that time under Rule 144 or other rule or exemption permitting sale without such registration, then JAKKS Pacific agrees to repurchase the Shares at the price described in SECTION 5.1.2 of this Agreement from those holders of the Shares ("HOLDERS") who make written request therefor, within thirty
         (30) days after the first anniversary of the Closing, such repurchase to be made within thirty (30) days after the sending of the written request, provided the Holder delivers the Share Certificates representing the Shares to be repurchased to JAKKS Pacific (or its designated agent) together with stock powers endorsed in blank in form for transfer contemporaneously with JAKKS Pacific's payment to the Holders.


         5.1.2. REPURCHASE PRICE. The price per Share to be paid pursuant to SECTION 5.1.1 of this Agreement shall be the higher of:
         (a) the Closing Stock Price, and (b) the average closing (last Sale Price) price on the date that the written request for repurchase is sent by the Holder.


5.2      LOCK UP AGREEMENT
         The Holders of the Shares will execute a document at Closing agreeing that except as otherwise provided in this Agreement, he or she will not sell the Shares until the expiration of one (1) year following the Closing (the "Lock-up Period").


5.3      ADJUSTMENTS TO PURCHASE PRICE
         5.3.1. SHARE ADJUSTMENT. If the average closing (last Sale Price) price of the Common Stock for twenty (20) consecutive trading days immediately preceding the last day of the Lock-up Period (the "Adjusted Stock Price") is less than the Closing Stock Price, an additional number of Shares will be delivered to Jack Robbins as agent for the Selling Stockholders pro-rated among the persons identified in
         Schedule 4.3(ii) such that the number of Shares ultimately delivered to the Selling Stockholders equals $1,500,000 at the Adjusted Stock Price. If the Registration Statement is filed prior to the end of the Lock-up Period and JAKKS Pacific releases each Holder of the Shares from the Lock-up as to all or any portion of the Shares, and if the average closing (Last Sale) price of the Common Stock for twenty (20) consecutive trading days immediately preceding the later of (a) the effective date of registration, or (b) the date of release from the Lock-up, is equal to or greater than the Closing Stock Price, then, with respect to those Shares released from the Lock-up, no adjustment shall be made to the number of those Shares at the end of the Lock-up Period even if the Adjusted Stock Price is less than the Closing Stock Price.


         5.3.2. CASH ADJUSTMENT. If the Adjusted Stock Price is not at least $0.50 higher than the Closing Stock Price, the Purchase Price will be increased by an amount equal to the product of (A) the number of days elapsed from the Closing Date to the end of the Lock-up multiplied by (B) a fraction, the numerator of which is the product of $1,500,000.00 multiplied by four (4%) percent and the denominator of which is three hundred and sixty-five (365), which amount, if it is due, shall be paid in cash by Purchaser or JAKKS Pacific to Jack Robbins as agent for the Selling Stockholders within ten (10) business days after the end of the Lock-up. If the Registration Statement is filed prior to the end of the Lock-up Period, and JAKKS Pacific releases the Holder of the Shares from the Lock-up Period, and if the average closing price of JAKKS Pacific' common stock for twenty (20) consecutive trading days immediately preceding the effective date of registration is at least $0.50 higher than the Closing Stock Price then no adjustment shall be made to the Purchase Price under this paragraph 5.3.2.


         5.3.3. DEATH OF A SELLING STOCKHOLDER. In the event of the death of any Holder of Shares during the Lock-up Period, the Lock-up Period with respect to the Shares held by the deceased Holder shall end on the earlier of (i) six (6) months after the date of death and
         (ii) one (1) year following the Closing and the Share Adjustment provided for in Section 5.3.1 of this Agreement shall be made as of such termination of the Lock-up Period.


5.4      PREPARATION AND FILING
         JAKKS Pacific shall, at its sole expense, as expeditiously as practicable, use its best efforts to:

                 (i) prepare and file with the Commission a Registration Statement necessary to permit the sale of the Shares in the public securities markets when such Registration Statement becomes effective, and such amendments and supplements to the Registration Statement and the prospectus as may be necessary to have the Registration Statement declared effective;

                 (ii) furnish to then Holders of the Shares such number of copies of the prospectus included in the Registration Statement and such other documents as each may reasonably request in order to facilitate the sale of the Shares in the public securities markets;

                 (iii) register or qualify the Shares under the laws of any state in the United States governing the purchase and/or sale of securities in such state or jurisdiction ("Blue Sky Laws") as the Holders may reasonably request (provided, however, that JAKKS Pacific will not be required to (1) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph or (2) subject itself to taxation in any such jurisdiction);

                 (iv) notify each Holder promptly, and confirm such advice in writing:

                          (A) when the Registration Statement or any amendment thereto has been filed and when it has become effective;

                          (B) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; and

                          (C) of the qualification of the Shares for sale under the securities or Blue Sky Laws of any jurisdiction affecting such qualification;

                 (v) make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of the Registration Statement;

                 (vi) cause all of the Shares covered by the Registration Statement to be listed on each securities exchange on which the Common Stock is listed; and

                 (vii) provide and cause to be maintained a transfer agent for all Shares covered by the Registration Statement from and after a date not later than the effective date of the Registration Statement.


5.5      PREPARATION; REASONABLE INVESTIGATION
         In connection with the preparation and filing of the Registration Statement and any amendments thereto and of the filing of any document with the governmental agency of any state necessary to qualify the sale of the Shares in such state through the public securities markets (any such filings hereafter referred to as a "Blue Sky Filing"), JAKKS Pacific will give the Holders of the Shares and their respective counsel and accountants the opportunity to review the Registration Statement, each prospectus included therein or filed with the Commission, each document incorporated by reference therein and each amendment thereof or supplement thereto and any Blue Sky Filing in order to verify the accuracy of any factual information concerning the Holders whose Shares are being registered or qualified, and will give each of them such access to its books and records and such opportunities to discuss the business of JAKKS Pacific with its Accountants as shall be necessary to conduct a reasonable investigation within the meaning of the Securities Act. The Road Champs Companies shall give JAKKS Pacific, its counsel and Accountants access to their books and records, and provide it with such documents, as shall be necessary in connection with the preparation of the Registration Statement or any Blue Sky Filing. JAKKS Pacific shall pay for all registration and filing fees, printing expenses and fees and disbursements of JAKKS Pacific's counsel and its independent certified public accountants in connection with the preparation and filing of the Registration Statement or any Blue Sky Filing pursuant to this Article

5; provided, however, that the Holders of the Shares shall pay the fees and expenses of their own counsel or other advisers in connection with the Holders' own review of such registration and qualification of the Shares, selling commissions and stock transfer taxes.


ARTICLE 6: REPRESENTATIONS AND WARRANTIES OF SELLING STOCKHOLDERS AND ROAD CHAMPS COMPANIES

         Jack Robbins and Die Cast, jointly and severally, represent, warrant and covenant to Purchaser and JAKKS Pacific the following to the best of their actual knowledge without any duty to investigate, except that the representations, warranties and covenants contained in Section 6.25 are made absolutely and without the foregoing qualification as to knowledge or duty to investigate:



6.1      EXISTENCE AND GOOD STANDING
         Each of the Road Champs Companies is a corporation, duly organized, validly existing and in good standing under the laws of their respective jurisdictions of incorporation, and each has all requisite power and authority to own, lease and operate all its properties and to carry on its business as now being conducted. Except as set forth in Schedule 6.1 annexed hereto, none of the Road Champs Companies to the best knowledge, information and belief of the Selling Stockholders and Die Cast is required to qualify to do business in any jurisdiction such that failure to qualify would have a material adverse effect on the conduct of its business or on the use by Purchaser of their respective assets acquired by Purchaser.


6.2      CAPITAL STOCK
         The Stockholders and capitalization of the Road Champs Companies are set forth on Schedule 6.2. All such outstanding shares of the Road Champs Companies have been duly authorized and validly issued and are fully paid and non-assessable, and have not been issued in violation of any preemptive rights of stockholders. No other class of capital stock of the Road Champs Companies is authorized or outstanding. There are no outstanding options, warrants, rights, calls, commitments, conversion rights, rights of exchange, plans or other agreements of any character providing for the purchase, issuance or sale of any shares of the capital stock of the Road Champs Companies except as set forth on Schedule 6.2 annexed hereto. The Road Champ Shares when delivered to Purchaser at Closing will be free and clear of any liabilities, liens, security interests, pledges, or encumbrances.


6.3              FINANCIAL STATEMENTS

         6.3.1. FINANCIAL STATEMENTS DELIVERED BY ROAD CHAMPS COMPANIES. The Road Champs Companies have heretofore furnished to the Purchaser, or will furnish to the Purchaser by the Closing Date, the following financial statements and tax returns (the "Financial Statements"):


                 1. federal and state tax returns of RC Inc and Die Cast and the Hong Kong tax returns of RC Ltd, for 1994 and 1995; and


                 2. balance sheets and the related statements of income, retained earnings and cash flows of RC Inc and Die Cast for the fiscal years ended December 31, 1994 and December 31, 1995 as compiled by Edelman & Associates, P.A.;


                 3. balance sheets and the related statements of income, retained earnings and cash flows of RC Ltd for the fiscal years ended December 31, 1994 and December 31, 1995 audited by Lui & Mak, certified public accountants;


                 4.                the 10 Month 1996 Financial Statements.

         The Financial Statements including the footnotes thereto, are true and correct in all material respects and have been prepared in accordance with generally accepted United States and Hong Kong accounting practices, as the case may be, consistently applied. Each of the balance sheets fairly presents the financial condition of the Road Champs Companies at the date thereof and, except as indicated therein, reflects all known material claims against and all debts and liabilities of the Road Champs Companies, fixed or contingent, as at the date thereof, required to be shown thereon and the related statements of operations, and cash flows for the period indicated.


         6.3.2. ABSENCE OF ADVERSE CHANGES. Since October 31, 1996 (the "BALANCE SHEET DATE"), except as set forth on SCHEDULE 6.3.2, there has been (a) no material adverse change in the assets or liabilities, or in the business or financial condition, or in the results of operations of the Road Champs Companies, and (b) no fact or condition exists or is contemplated or threatened which might cause such a material adverse change in the future.


6.4      BOOKS AND RECORDS
         All accounts, books, ledgers, minute books and official and other records of the Road Champs Companies of whatsoever kind have been fully, properly and accurately kept and completed in all material respects, and there are no material inaccuracies or discrepancies of any kind contained or reflected therein, and taken as a whole they give and reflect a true and fair view of the financial position of the Road Champs Companies. The Road Champs Companies do not own or possess any records, systems, controls, data or information material or necessary to the conduct of their respective businesses which is recorded, stored, maintained, operated or otherwise wholly or partly dependent on or held by any means (including all means of access thereto and therefrom) that are not under the exclusive ownership and direct control of the Road Champs Companies, other than financial records which are maintained at the locations identified on SCHEDULE 6.4 annexed hereto, and which are readily available to Purchaser.


6.5      REAL PROPERTY; PERSONAL PROPERTY; MACHINERY AND EQUIPMENT
         6.5.1.            LEASEHOLD AND OTHER REAL PROPERTY INTERESTS.   None
         of the Road Champs Companies owns or has any leasehold or other interest in any real property which is necessary to conduct the development, marketing and sale of the Road Champs Line as operated by the Road Champs Companies other than the premises demised under the RC Leases and the Warehouse Lease (collectively, the "LEASED PREMISES"). Except as set forth on SCHEDULE 6.5.1, the real property and the buildings in which the Leased Premises are located are not subject to any mortgage, easement, restriction, or other claim or encumbrance of any nature whatsoever that would materially adversely affect the use or usefulness of such Leased Premises. Jack Robbins has the authority to cause the lessor to enter into the Warehouse Lease Amendment. The Leased Premises are in good condition and repair consistent with their present use and are available for immediate use by Purchaser. None of the Selling Stockholders or the Road Champs Companies have received any written notice that the Leased Premises are presently in violation of any environmental, zoning or other laws.


         6.5.2.           TITLE TO ACQUIRED ASSETS.  Except as set forth in
         SCHEDULE 6.5.2, RC Inc and RC Ltd each has good and marketable title or holds a valid, existing, enforceable lease or license to their respective assets and Die Cast has good and marketable title or holds a valid, existing enforceable lease or license to all of the Acquired Assets, subject to no encumbrance, lien, charge or other restriction of any kind or character.


         6.5.3.           MACHINERY AND EQUIPMENT.   SCHEDULE 6.5.3 contains,
         as of the date hereof, an accurate and complete list and description of all machinery and equipment used, owned or leased by the Road Champs Companies having an initial acquisition cost of more than $50,000.00, all of which in the aggregate are in good condition or repair. SCHEDULE 6.5.3 includes a true and complete copy of (i) all leases under which the Road Champs Companies leases equipment; and
         (ii) each contract for the purchase of yet undelivered equipment.
         Each lease is in full force and effect and constitutes a legal, valid and binding obligation of the Road Champs Company that is party to it, and to the knowledge of the Selling Jack Robbins and Die Cast, constitutes a legal, valid and binding obligation by the other party thereto, enforceable by the Road Champs Company that it is a party to it in accordance with its terms. Except as disclosed on SCHEDULE 6.5.3, there are no existing material defaults by the Road Champs Companies under such leases beyond applicable notice and grace periods or which have not been waived by the respective lessor, and the Road Champs Companies enjoy quiet possession of their respective leaseholds. Neither Jack Robbins nor Die Cast represents, warrants or covenants that it will not be a breach of any such agreement if consent is required by reason of the transactions contemplated by this Agreement and such consent is not obtained.


         6.5.4. CONSENTS OF LESSORS. If the sale of the RC Inc Shares or transfer of control of RC Ltd would constitute a default (without regard to notice or the passage of time) under any personal property or real property lease to which RC Inc or RC Ltd is a party, or if any personal property lease or real property lease constituting part of the Acquired Assets is not assignable by its terms or if consent to transfer of the Road Champs Shares or assignment of the lease can not be obtained from the lessor, Purchaser shall still assume responsibility for such lease and the parties shall take such steps as are necessary or desirable to allow Purchaser to enjoy the benefits of such property or lease.


         6.5.5. SUFFICIENCY OF ASSETS. The Acquired Assets and the assets owned, leased or controlled by RC Inc and RC Ltd constitute all of the assets necessary or relating to the development, marketing and sale of the Road Champs Line as conducted by the

         Road Champs Companies and are available for immediate use by the Purchaser (other than obsolete or other Acquired Assets not used in the conduct of the Road Champs Companies' business).


6.6      CONTRACTS
         Except as set forth in SCHEDULE 6.6 or any other schedule annexed hereto, none of the Road Champs Companies is a party to or bound by any agreement, contract or commitment relating to any bonus, deferred compensation, pension, profit sharing, stock option, retirement or other employee benefit plan; any loan or advance to, or investment in, any other Person or any agreement relating to the making of any such loan, advance or investment; any guarantee or other contingent liability in respect of any indebtedness or obligation of any other Person (other than the endorsement of negotiable instruments for collection in the ordinary course of business); any management service, employment, consulting or any other similar type of contract; any agreement, contract or commitment limiting the freedom of the Road Champs Companies to engage in any line of business or to compete with any other Person; any agreement, contract or commitment which involves Twenty-Five Thousand US Dollars (US$25,000) or more, other than commitments for molds entered into in the ordinary course of business, as to which the US dollar amount shall be Fifty Thousand US Dollars (US$50,000.00), and is not cancelable without penalty within thirty (30) days; any collective bargaining agreement; any agreement with any officer or director of any of the Road Champs Companies; any secrecy or confidentiality agreement with any Person, including any employee of or consultant to any of the Road Champs Companies; any licensing or franchise agreement; or any contract with customers or other third parties for the delivery of goods or performance of services which involves more than One Hundred Thousand US Dollars (US$100,000.00).

         Each contract or agreement set forth on SCHEDULE 6.6 (or required to be set forth on SCHEDULE 6.6) is in full force and effect pursuant to its terms, and there exists no default or event of default by any of the Road Champs Companies by any other party, or occurrence, condition, or act (including this transaction) which, with the giving of notice, the lapse of time or the happening of any other event or condition, would become a default or event of default thereunder such that the assets of the Road Champs Companies would, in the aggregate, be materially adversely affected. None of the Road Champs Companies has violated any of the material terms or conditions of any contract or agreement set forth on SCHEDULE 6.6 (or required to be set forth on SCHEDULE 6.6), or any material term or condition which would permit termination or material modification of any such contract or agreement where such would, in the aggregate, materially adversely affect the assets of the Road Champs Companies, and all of the covenants to be performed by any other party thereto have been substantially performed, and there are no outstanding claims of breach or indemnification or notice of default or termination of any such agreements, contracts or commitments.


6.7      LITIGATION
         Except as set forth in SCHEDULE 6.7, there is no action, suit, proceeding at law or in equity by any Person, or any arbitration or any administrative or other proceeding by or before any governmental or other instrumentality or agency, pending or, to the best knowledge of the Selling Stockholders, threatened in writing, against or affecting any of the Road Champs Companies or any of their respective properties or rights or the operation of their respective businesses, and the Selling Stockholders do not know of any valid basis for any such action, proceeding or investigation. Except as disclosed on SCHEDULE 6.7, neither the Road Champs Companies nor any other person or entity controlling, controlled by or under common control with the Road Champs Companies (hereafter referred to as an "AFFILIATE"), and none of the Selling Stockholders is subject to any judgment, order or decree entered in any lawsuit or proceeding which affects the business of the Road Champs Companies or which would prevent or interfere with the consummation of the transactions contemplated hereby.


6.8      TAXES
         Except as set forth in SCHEDULE 6.8 to this Agreement, each of the Road Champs Companies has filed, or caused to be filed, within the times and within the manner prescribed by law, all federal, state, local and foreign tax returns and tax reports which are required to be filed by, or with respect to their business. Such returns and reports reflect accurately taxable income and all liability for taxes of the Road Champs Companies for the periods covered thereby. Except as set forth in SCHEDULE 6.8, all federal, state, local and foreign income, profits, franchise, sales, use, occupancy, excise, payroll, and other taxes and assessments (including interest and penalties) payable by, or due from, the Road Champs Companies (whether in their own right or as transferee of the assets of, or successor to, any Person) have been fully paid or adequately disclosed and fully provided for in the books and financial statements of the Road Champs Companies, and to the best knowledge, information and belief of the Road Champs Companies no other tax of any nature whatsoever, interest or penalty, will be payable by the Road Champs Companies with respect to any business conducted through December 31, 1996. Except as set forth in
SCHEDULE 6.8, the federal, state and local taxable income and tax liability of the Road Champs Companies has never been finally determined for any fiscal period; and no examination of any return of any Road Champs Company by any taxing authority is currently in progress and no Road Champs Company has received notice of any proposed audit or examination; and there are no outstanding agreements or waivers extending the statutory period of limitation applicable to any tax return of any Road Champs Company.


6.9      LIABILITIES
         To the best knowledge, information and belief of the Road Champs Companies, no Road Champs Company has any outstanding claims, liabilities or indebtedness, contingent or otherwise, except as set forth in the Financial Statements or referred to in the footnotes thereto, other than (i) liabilities incurred subsequent to the Balance Sheet Date in the ordinary course of business and consistent with past practice and other liabilities which in the aggregate, are not material to the business prospects, operation, properties, income or condition (financial or otherwise) of the Road Champs Companies or
(ii) liabilities set forth on any Schedule hereto or which are not required to be set forth on any Schedule hereto because such liabilities are specifically excluded from disclosure on the Schedules provided for by the provisions of this Agreement or are not material to the financial condition of the Road Champs Companies. SCHEDULE 6.9.1 sets forth a list of all current arrangements of the Road Champs Companies for borrowed money and all outstanding balances as of the date hereof with respect thereto but excluding accounts payable, wages payable and operating expenses payable. None of the Road Champs Companies is in default in respect of the terms or conditions of any such indebtedness.


6.10     INTELLECTUAL PROPERTY
         SCHEDULE 6.10 contains an accurate and complete list of all material Intellectual Property owned or used or anticipated to be used by the Road Champs Companies in the development, marketing and sale of the Road Champs Line. Except as noted on SCHEDULE 6.10, no claim of infringement or misappropriation of Intellectual Property has been made against any of the Road Champs Companies and, in operating their respective businesses, the Road Champs Companies do not infringe or misappropriate any Intellectual Property of any third party.


6.11     COMPLIANCE WITH LAWS
         Each Road Champs Company is in compliance with all applicable foreign, federal, state and local laws, regulations and orders and all other applicable requirements of any governmental, regulatory or administrative agency or authority or court or other tribunal having jurisdiction, the violation of which, in the aggregate, would have a material adverse effect on the Road Champs Line or the Acquired Assets. No Road Champs Company is now charged with, and none of the Road Champs Companies, to their knowledge, is now under individual investigation with respect to, any violation of any law, regulations, or order affecting its business, and each Road Champs Company has filed all reports required to be filed with any governmental, regulatory or administrative agency.


6.12     LICENSES
         Each Road Champs Company has all licenses and permits and other governmental certificates, authorizations and approvals (collectively, "LICENSES") required by any governmental or regulatory body for the development, marketing and sale of the Road Champs Line and the use of its properties as presently operated or used, except where the failure to have such Licenses would not have a material adverse effect on the financial condition, results of operations, assets, properties or business of the Road Champs Companies. All of such Licenses are in full force and effect and to the knowledge, information and belief of any of the Selling Stockholders, no action or claim is pending to revoke or terminate any of the Licenses or declare any License invalid.


6.13     INSURANCE
         SCHEDULE 6.13 is a schedule of all insurance policies (including life insurance) or binders maintained by the Road Champs Companies. All such policies are in full force and effect and all premiums that have become due have been currently paid. The coverage under such policies for occurrences prior to the Closing shall not be materially adversely affected by reason of the transactions contemplated hereby. Neither the Selling Stockholders nor any Road Champs Company has received notice of cancellation or non-renewal of any such policy or binder. Neither the Selling Stockholders nor any Road Champs Company has received any notice from any of its insurance carriers that any premiums will be materially increased in the future or that any insurance coverage listed on SCHEDULE 6.13 will not be available in the future on substantially the same terms now in effect.


6.14     SUPPLIER AND CUSTOMER RELATIONS
         Other than certain events involving Road Champs Die Casting Factory, Ltd. described in SCHEDULE 6.14 annexed hereto, there has not been, and the Road Champs Companies do not have any knowledge that would lead them to anticipate, any material adverse change in relations with their suppliers or customers as a result of the transactions contemplated by this Agreement. SCHEDULE 6.14 lists the ten largest suppliers and customers of the Road Champs Companies, as at the date hereof. Except as set forth on SCHEDULE 6.14, none of these current suppliers and except as disclosed in writing to JAKKS Pacific, none of these current customers has advised any of the Road Champs Companies, orally or in writing, formally or informally, that it is terminating or considering terminating, or is materially dissatisfied with its business relationship with the Road Champs Companies, as a whole or in respect of any particular product or service, or that any of these current customers is contemplating reducing or discontinuing its purchases from the Road Champs Companies, or that any of these suppliers is contemplating reducing or discontinuing its services or sales to the Road Champs Companies.


6.15     EMPLOYMENT RELATIONS
         Each of the Road Champs Companies is in substantial compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and is not engaged in any unfair labor practice; no unfair labor practice complaint against the Road Champs Companies is pending before any applicable government entity; there is no labor strike, dispute, slowdown or stoppage actually pending or threatened against or involving the Road Champs Companies; no representation question exists respecting the employees of the Road Champs Companies; no grievance which might have a material adverse effect on the Road Champs Companies or the conduct of the business involving the development, marketing and sale of the Road Champs Line conducted by the Road Champs Companies nor any arbitration proceeding arising out of or under any collective bargaining agreement is pending and no claim therefor has been asserted; no collective bargaining agreement is currently being negotiated by any of the Road Champs Companies; and none of the Road Champs Companies has experienced any work stoppage or any other labor difficulty during the last three (3) years. There has not been, and the Road Champs Companies do not anticipate, any material adverse change in relations with employees as a result of the transactions contemplated by this Agreement.


6.16             PERSONNEL; COMPLIANCE WITH ERISA
                 6.16.1          THE ROAD CHAMPS COMPANIES' PERSONNEL.  SCHEDULE
                 6.16.1 contains a true and complete list of all persons employed (and their latest rates of compensation) or retained as independent contractors by the Road Champs Companies as of December 31, 1996. SCHEDULE 6.16.1 also lists all sales agents or sales representatives as of December 31, 1996. No employees of the Road Champs Companies are entitled to any accrued vacation pay, sick leave or non-statutory severance benefits, other than shall be paid and satisfied by the Road Champs Companies at the Closing. Purchaser shall be liable for the payment of any statutory severance benefit payable to a current employee of RC Inc or RC Ltd (other than a Selling Stockholder) if no offer of employment is made to such employee by Purchaser.


                 6.16.2.          EMPLOYEE BENEFIT PLANS.  Except as listed on
                 SCHEDULE 6.16.2, none of the Road Champs Companies has at any time established, maintained or contributed to any Employee Benefit

Plans within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or any other pension, welfare or retirement benefit plans, without regard to whether or not any such Employee Benefit Plans are exempt from the provisions of ERISA (including for this purpose and for the purpose of all of the representations in this SECTION 6.16, all employers (whether or not incorporated) which by reason of common control are treated together with the Road Champs Companies as a single employer within the meaning of Section 414 of the Code).


6.17     NO CHANGES SINCE THE BALANCE SHEET DATE
         Since October 31, 1996, except as specifically stated on SCHEDULE 6.17, none of the Road Champs Companies has incurred any liability or obligation of any nature (whether accrued, absolute, contingent or otherwise), except in the ordinary course of business; permitted any of its assets to be subjected to any mortgage, pledge, lien, security interest, encumbrance, restriction or charge of any kind, except as will be released at Closing; sold, transferred or otherwise disposed of any assets except in the ordinary course of business; made any capital expenditure or commitment therefor involving the expenditure of more than Twenty-Five Thousand US Dollars (US$25,000.00), other than for molds purchased in the ordinary course of business, as to which the amount referred to shall be Fifty Thousand US ($US50,000.00) Dollars; made any bonus or profit sharing distribution or payment of any kind; granted any increase in the rate of wages, salaries, bonuses or other remuneration of any employee who after giving effect to such increase or prior thereto receives compensation at an annual rate of Twenty-Five Thousand US (US$25,000.00) Dollars or more, or except in the ordinary course of business any other employees; canceled or waived any claims or rights of substantial value; made any change in any method of accounting or auditing practice; otherwise conducted its business or entered into any transaction, except in the usual and ordinary manner and in the ordinary course of its business; amended or terminated any agreement which is material to the business of any of the Road Champs Companies; renewed, extended or modified any lease of real property or except in the ordinary course of business any lease of personal property; or agreed, whether or not in writing, to do any of the foregoing; and there has been no material adverse change in the financial condition or results of operations of the Road Champs Companies.


6.18     VALID AGREEMENTS; RESTRICTIVE DOCUMENTS
         Each of the Road Champs Companies has the full legal right and capacity to execute, deliver and perform this Agreement, and all Schedules and Exhibits to this Agreement and all other instruments, agreements and documents executed or to be executed by any party hereto in connection with the transactions contemplated hereby (such schedules, exhibits and other documents are referred to collectively as the "OTHER DOCUMENTS") and the transactions contemplated thereby, all of which has been, or will be, duly authorized by all
necessary shareholder and corporate action of the Road Champs Companies.   This
Agreement and the Other Documents have been duly executed and delivered by the Road Champs Companies and constitute the valid and binding obligation of the Road Champs Companies enforceable against the Road Champs Companies in accordance with its terms except as the enforcement thereof may be limited by bankruptcy, reorganization, moratorium, insolvency and other laws of general applicability relating to or affecting creditors' rights or general principles of equity. Except as set forth in SCHEDULE 6.18, or in any other Schedule or Exhibit to this Agreement, no Road Champs Company is subject to, or a party to, any charter, by-law, mortgage, lien, lease, license, permit, contract, instrument, law, regulation, order, judgment or decree, or any other restriction of any kind or character, which materially adversely affects its business or the condition of any of their respective Assets, or which would prevent consummation of the transactions contemplated by this Agreement or compliance by the Road Champs Companies or the Selling Stockholders with the terms, conditions and provisions of this Agreement and the Other Documents. Except as set forth in SCHEDULE 6.18, the execution, delivery and performance of this Agreement and the Other Documents and the consummation of the transactions contemplated thereby will not violate, conflict with or result in the breach of any provision of the charter documents or by-laws of the Road Champs Companies; violate, conflict with or result in the breach or material modification of any of the terms of, or constitute (or with notice or lapse of time or both constitute) a default under, or otherwise give any other contracting party the right to accelerate or terminate, any obligation, contract, agreement, lien, judgment, decree or other instrument to which any of the Road Champs Companies is a party or by or to which it or any of their respective assets or properties may be bound or subject, and which acceleration or termination would have a material adverse effect on RC Inc, RC Ltd or the Acquired Assets or the business currently being conducted by the Road Champs Companies; violate any order, writ, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon, any of the Road Champs Companies or upon any of its assets and which violation would have a material adverse effect on RC Inc, RC Ltd or the Acquired Assets, or the conduct of the business currently being conducted by the Road Champs Companies; or violate any statute, law or regulation of the U.S., Pennsylvania, New Jersey or Hong Kong and which violation would have a material adverse effect on RC Inc, RC Ltd or the Acquired Assets or the conduct of the business currently being conducted by the Road Champs Companies.


6.19     REQUIRED APPROVALS, NOTICES AND CONSENTS
         Except as set forth on SCHEDULE 6.19, or elsewhere in this Agreement, no consent or approval of, other action by, or notice to, any governmental body or agency, domestic or foreign, or any third party is required in connection with the execution and delivery by the Road Champs Companies of this Agreement and the Other Documents or the consummation by the Road Champs Companies of the transactions contemplated thereby.


6.20     DISCLOSURE
         None of this Agreement, the Financial Statements, or any Schedule hereto, or any certificate, document or statement in writing to be delivered as required under this Agreement by or on behalf of the Road Champs Companies contains, or will contain, any untrue statement of a material fact, or omits, or will omit, any statement of a material fact required to be stated or necessary in order to make the statements contained herein or therein not misleading such that , in the aggregate, the assets or financial condition of the Road Champs Companies would be materially adversely affected. There is no fact actually known to the Selling Stockholders which, in their reasonable judgment, materially adversely affects the business or financial condition of the Road Champs Companies or the Acquired Assets, in the aggregate, which has not been, or will not be, set forth in this Agreement or any Schedule hereto, or in the certificates, documents or statements in writing to be delivered at the Closing.


6.21     ENVIRONMENTAL CONDITIONS
         SCHEDULE 6.21 sets forth the following:

                 (i) all treatment, storage and disposal facilities (as defined in the Resource Conservation and Recovery Act of 1976, as amended, and the rules and regulations promulgated thereunder ("RCRA"), which are currently owned or used by any of the Road Champs Companies; all hazardous waste disposal sites which are or have been owned or used by any of the Road Champs Companies in connection with the Acquired Assets; and all underground storage tanks which are or were owned or used by the Road Champs Companies in connection with the assets of RC Inc and RC Ltd and the Acquired Assets. As to each such facility, site or underground storage tank, SCHEDULE 6.21 describes the time period used and the type of hazardous waste treated, stored or disposed of and, in the case of the underground storage tanks, the type of material stored;

                 (ii) all sites at which hazardous wastes from the operation of the business of the Road Champs Companies have been disposed and, as to each such site, SCHEDULE 6.21 describes the time period used and the type of waste disposed; and

                 (iii) all internal environmental audits conducted by the Road Champs Companies or by the Selling Stockholders with respect to the Road Champs Companies since January 1, 1990 relating to the business of the Road Champs Companies.

         Except as disclosed on SCHEDULE 6.21 in connection with, or in any way related to the Acquired Assets or the business of the Road Champs Companies:

                 (i) Each Road Champs Company holds, and is in substantial compliance with, all permits, licenses, registrations or other authorizations required under applicable foreign, federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any governmental authority, or requirements of law (including, without limitation, common law) relating in any manner to contamination, pollution, or protection of human health or the environment (collectively, "ENVIRONMENTAL LAWS") and is, and has been, otherwise in substantial compliance with all applicable Environmental Laws. To the best knowledge, information and belief of Jack Robbins, there is no condition of the Road Champs Companies or their respective assets that could prevent or interfere with continued compliance with Environmental Laws by the Road Champs Companies or Purchaser.

                 (ii) None of the Selling Stockholders or the Road Champs Companies has received any written notice of any Environmental Claim, as hereinafter defined, and none of the Selling Stockholders or the Road Champs Companies is aware, without any duty of inquiry, of any threatened Environmental Claim. For purposes of this Agreement, Environmental Claim means any written notice, claim, demand, action, suit, complaint, proceeding or other communication by any person alleging liability or potential liability (including, without limitation, liability or potential liability for investigatory costs, cleanup costs, governmental response costs, natural resource damages, property damage, personal injury, fines or penalties) arising out of, relating to, based on, or resulting from (i) the presence, discharge, emission, release or threatened release of any Hazardous Materials, as hereinafter defined, at any location, or (ii) circumstances forming the basis of any violation or alleged violation by the Road Champs Companies of any Environmental Laws, including, but not limited to, any violations or alleged violations by the Road Champs Companies of any permit, license, registration or other authorization required under applicable Environmental Laws. For purposes of this Agreement, Hazardous Materials means any and all hazardous or toxic substances, wastes, materials or chemical, petroleum, including crude oil or any fraction thereof) and petroleum products, asbestos and asbestos-containing materials, pollutants, contaminants, ethylene glycol, diethylene glycol, polychlorinated biphenyl and any and all other materials and substances regulated pursuant to any Environmental Laws or that could result in the imposition of liability under any Environmental Laws;

                 (iii) No Road Champs Company has entered into, has agreed to, or is subject to any judgment, decree, order or other similar requirement of any governmental authority under any Environmental Laws, including, without limitation, relating to compliance or to investigation, cleanup, remediation or removal of Hazardous Materials;

                 (iv) Hazardous Materials have not been generated, transported, treated, stored, disposed of, released or threatened to be released at, on, from or under any of the properties included among the assets of RC Inc or RC Ltd or constituting part of the Acquired Assets in violation of, or in an manner or to a location that could give rise to liability of any of the Road Champs Companies under any Environmental Laws;

                 (v) There are no past or present actions, activities, events, conditions or circumstances, including, without limitation, the presence, release, threatened release, emission, discharge, generation, treatment, storage or disposal of Hazardous Materials in respect of the Road Champs Companies at any location, that are reasonably likely to give rise to liability under any Environmental Laws or any contract or agreement;

                 (vi) RC Inc's "SIC Code" is 5092 for purposes of the New Jersey Industrial Site Recovery Act ("NJSA 13:6-1(k)") and that no approval is required under any Environmental Law for the Selling Stockholders' sale of the Shares of RC Inc, transfer of control of RC Ltd, or sale of the Acquired Assets to Purchaser.


6.22     HEALTH AND SAFETY CONDITIONS
         None of the Road Champs Companies has conducted since January 1, 1994 any internal health and safety audits, or industrial hygiene surveys. Neither the Selling Stockholders nor any Road Champs Company has any actual knowledge that any Road Champs Company, with respect to its operation of its business, is not in substantial compliance with the requirements of OSHA and all other federal, state and local occupational health and safety laws, rules and regulations.


6.23     COPIES OF DOCUMENTS
         The Road Champs Companies have caused to be made available for inspection and copying by the Purchaser, its President or its advisers, true, complete and correct copies of all documents referred to in this Article 6 or in any Schedule furnished pursuant to this Article 6.


6.24     NO BROKERS
         The Selling Stockholders and Die Cast represent and warrant to the Purchaser that, except as listed on SCHEDULE 6.24 hereto, no broker, finder, agent or similar intermediary has acted on behalf of the Selling Stockholders and Die Cast in connection with this Agreement or the transactions contemplated hereby, and that there are no brokerage commissions, finder's fees or similar fees or commissions payable in connection therewith based on any agreement, arrangement or understanding with any of them, or any action taken by any of them, except as listed on SCHEDULE 6.24 hereto. The Selling Stockholders and Die Cast agree to indemnify and save the Purchaser and its respective officers, directors, employees and agents harmless from any claim or demand for commission or other compensation by any broker, finder, agent or similar intermediary claiming to have been employed by or on behalf of the Selling Stockholders and Die Cast, and to bear the cost of legal expenses incurred in defending against any such claim.


6.25     THE RC ACCOUNTS PAYABLE
         Jack Robbins and Die Cast absolutely and unconditionally represent, warrant and covenant that there are no RC Accounts Payable other than the RC Accounts Payable identified on the 10 Month 1996 Financial Statements or in
SCHEDULE 6.25 annexed hereto, as such Schedule may be updated as of the Closing, but a breach of this Section 6.25 shall not be the basis for avoiding the Closing, unless it constitutes a failure of a condition precedent to JAKKS Pacific's or the Purchaser's obligation to close under SECTION 8.1 of this Agreement. The only remedies available to JAKKS Pacific and Purchaser with respect to any breach of this Section 6.25 shall be those described elsewhere in this Agreement regarding adjustments to the Purchase Price and indemnification or under Article 8 of this Agreement regarding the conditions precedent to Closing.


ARTICLE 7:  REPRESENTATIONS OF JAKKS PACIFIC AND PURCHASER

         JAKKS Pacific and Purchaser jointly and severally represent, warrant and covenant to the Selling Stockholders and Die Cast as follows:

7.1      EXISTENCE AND GOOD STANDING
         JAKKS Pacific and Purchaser are each corporations duly organized, validly existing and in good standing under the laws of Delaware. Neither Purchaser nor JAKKS Pacific is required to qualify to do business in any jurisdiction such that failure to qualify would have a material adverse effect on the conduct of its respective business.


7.2      SHARES
         The Shares, when delivered at Closing or subsequent thereto, as the case may be, will have been duly authorized and validly issued and be fully paid and non-assessable.


7.3      VALID AGREEMENTS; RESTRICTIVE DOCUMENTS
         JAKKS Pacific and Purchaser each have the full authority to execute, deliver and perform this Agreement and the Other Documents and the transactions contemplated thereby. This Agreement and the Other Documents have been duly and validly authorized, executed and delivered by JAKKS Pacific and Purchaser and constitute a valid and binding agreement of each of them enforceable against it in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, reorganization, moratorium, insolvency and other laws of general applicability relating to or affecting creditors' rights or general principles of equity. Except as set forth in SCHEDULE 7.3, Purchaser and JAKKS Pacific are not subject to, or a party to, any mortgage, lien, lease, license, permit, agreement, contract, instrument, law, rule, ordinance, regulation, order, judgment or decree, or any other restriction of any kind or character, which would prevent consummation of the transactions contemplated by this Agreement and the Other Documents or compliance by Purchaser or JAKKS Pacific with the terms, conditions and provisions of this Agreement and the Other Documents. The execution, delivery and performance of this Agreement and the Other Documents and the consummation of the transactions contemplated thereby will not (i) violate, conflict with or result in the breach or material modification of any of the terms of, or constitute (or with notice or lapse of time or both constitute) a default under, or otherwise give any other contracting party the right to accelerate or terminate, any obligation, contract, agreement, lien, judgment, decree or other instrument to which JAKKS Pacific or Purchaser is a party or by or to which JAKKS Pacific or Purchaser may be bound or subject, except where such acceleration or termination will not result in a material adverse effect on JAKKS Pacific and Purchaser in the aggregate or on JAKKS Pacific's or Purchaser's conduct of its business; (ii) violate any order, writ, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon, JAKKS Pacific or Purchaser or their assets, except where such violation will not result in a material adverse effect on JAKKS Pacific and Purchaser in the aggregate or on JAKKS Pacific's conduct of its business as it is presently conducted or shall be conducted immediately following the Closing; or (iii) violate any statute, law or regulation of Delaware, except where such violation will not result in a material adverse effect on JAKKS Pacific and Purchaser in the aggregate or on JAKKS Pacific's conduct of its business as it is presently conducted.


7.4      REQUIRED APPROVALS, NOTICES AND CONSENTS
         Except as set forth in SCHEDULE 7.4, or elsewhere in this Agreement, no consent or approval of, other action by, or notice to, any governmental body or agency, domestic or foreign, or any third party is required in connection with the execution and delivery by JAKKS Pacific or Purchaser of this Agreement and the Other Documents or the consummation by JAKKS Pacific or Purchaser of the transactions contemplated thereby.


7.5      SECURITIES VIOLATIONS
         None of the outstanding equity securities or other securities of JAKKS Pacific was issued in violation of (a) the Act and regulations issued pursuant to the Act, or (b) any other federal, state, local, municipal, foreign, or other administrative order, constitution, law, statute, treaty or regulation.


7.6      FINANCIAL REPORTS
         JAKKS Pacific has delivered to Jack Robbins copies of all of its filings made with the Commission within the past twelve months. No such filing contains any untrue statement of a material fact, or omits any statement of a material fact required to be stated therein or necessary in order to make the statements contained therein misleading such that, in the aggregate, the assets or financial condition of JAKKS Pacific would be materially adversely affected. The financial statements included in such filings, including the footnotes thereto, are true and correct in all material respects. Each of the balance sheets included as part of such financial statements fairly presents the financial condition of JAKKS Pacific at the date thereof and, except as indicated therein, reflects all claims against and all debts and liabilities of JAKKS Pacific fixed or contingent, as at the date thereof, required to be shown thereon, and have been prepared in accordance with generally accepted accounting principles, consistently applied.


7.7      NO MATERIAL ADVERSE CHANGE
         Since November 13, 1996, the date of last filing of a Form 10-Q by JAKKS Pacific with the Commission, there has not been any material adverse change in the financial condition or results of operations of JAKKS Pacific and, to the best knowledge, information and belief of JAKKS Pacific and Purchaser, no circumstance exists which would result in such material adverse change in the immediate future.


7.8      NO UNDISCLOSED LIABILITIES
         Except as set forth in SCHEDULE 7.8, any liabilities or obligations which in the aggregate would have a material adverse effect on the assets or financial condition have been reflected or reserved against in the aforesaid financial reports filed with the Commission, other than current liabilities incurred in the ordinary course of business since the respective dates thereof.


7.9      NO BROKERS
         The Purchaser represents and warrants to the Selling Stockholders and Die Cast that, except as listed on SCHEDULE 7.9 hereto, no broker, finder, agent or similar intermediary has acted on behalf of the Purchaser in connection with this Agreement or the transactions contemplated hereby, and that there are no brokerage commissions, finders' fees or similar fees or commissions payable in connection therewith based on any agreement, arrangement or understanding with the Purchaser, or any action taken by the Purchaser. The Purchaser agrees to indemnify and save the Selling Stockholders and Die Cast and its officers, directors, employees and agents harmless from any claim or demand for commission or other compensation by any broker, finder, agent or similar intermediary claiming to have been employed by or on behalf of the Purchaser, except as listed on SCHEDULE 7.9 hereto, and to bear the cost of legal expenses incurred in defending against any such claim.


7.10     DISCLOSURE

         (a) No representation or warranty of JAKKS Pacific or Purchaser in this Agreement or in any Other Document omits to state a material fact necessary to make the statements herein, in light of the circumstances in which they were made, not misleading, such that, in the aggregate, the assets or financial condition of JAKKS Pacific would be materially adversely affected.

         (b) There is no fact known to JAKKS Pacific or Purchaser which, in the opinion of JAKKS Pacific or Purchaser, materially adversely affects the business or financial condition of JAKKS Pacific or Purchaser, which has not been, or will not be, set forth in this Agreement or any Schedule thereto, or in any document to be delivered at Closing.


ARTICLE 8:  CONDITIONS TO THE PURCHASER'S OBLIGATIONS

         The acquisition of the Road Champs Shares and the Acquired Assets by the Purchaser on the Closing Date, and all other obligations of Purchaser and JAKKS Pacific under this Agreement and the Other Documents is conditioned upon the fulfillment on or prior to the Closing Date of the following conditions, any one or more of which may be waived in writing by JAKKS Pacific.



8.1      NO MATERIAL ADVERSE CHANGE
         Between the date hereof and the Closing Date, there shall be no material adverse change in the assets or liabilities, the business or condition, financial or otherwise, or the results of operations of the Road Champs Companies, and Jack Robbins as a Selling Stockholder and as an officer of Die Cast shall have delivered to the Purchaser a certificate to the best of his knowledge (without a duty of investigation), dated the Closing Date, to such effect.


8.2      TRUTH OF REPRESENTATIONS AND WARRANTIES
         Jack Robbins, as a Selling Stockholder and as an officer of Die Cast, shall have delivered to the Purchaser and JAKKS Pacific a certificate, dated the Closing Date, to the effect that the representations and warranties of the Selling Stockholders and Die Cast contained in this Agreement or in any schedule or document delivered pursuant hereto are substantially true and correct on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date except as to changed circumstances since the original date of such representation(s), which changed circumstances shall be noted on a schedule to the certification, and if such changed circumstances constitute a material adverse change described in SECTION 8.1 of this Agreement, then JAKKS Pacific and Purchaser shall not be obligated to close under this Agreement.


8.3      PERFORMANCE OF AGREEMENTS
         Each and all of the agreements of the Selling Stockholders and Die Cast to be performed pursuant to the terms hereof on or before the

Closing Date shall have been substantially performed, and Jack Robbins, as a Selling Stockholder and as an officer of Die Cast, shall have delivered to the Purchaser, from an authorized officer, a certificate, dated the Closing Date, to such effect.


8.4      NO LITIGATION THREATENED
         To the knowledge of Jack Robbins and the Road Champs Companies, no action or proceedings shall have been instituted or shall have been threatened, in writing, before a court or other government body or by any public authority to restrain or prohibit any of the transactions contemplated hereby, and Jack Robbins shall have delivered to the Purchaser a certificate, dated the Closing Date, to such effect.


8.5      LETTER OF NON-APPLICABILITY
         The Selling Stockholders shall have obtained a letter of non-applicability from the New Jersey Department of Environmental Conservation and provide a copy to JAKKS Pacific.


8.6      GOVERNMENTAL APPROVALS
         All governmental and other consents and approvals, if any, necessary to permit the consummation of the transactions contemplated by this Agreement shall have been received.


8.7      PROCEEDINGS
         All proceedings to be taken in connection with the transactions contemplated by this Agreement and the Other Documents, shall be reasonably satisfactory in form and substance to the Purchaser and its counsel, and the Purchaser shall have received copies of all such documents and other evidences as the Purchaser or its counsel may reasonably request in order to establish the consummation of such transactions and the taking of all proceedings in connection therewith.


8.8      WAIVER
         If Jakks Pacific or Purchaser waives in writing fulfillment of any condition under this Article 8, the obligation to fulfill the condition shall not survive the Closing. This paragraph shall have no effect on the provisions of ARTICLE 11 or SECTION 3.2.2 or any other provision of this Agreement regarding survival of representations, warranties or covenants of the Selling Stockholders or Die Cast.

ARTICLE 9:   CONDITIONS TO SELLING STOCKHOLDERS' AND DIE CAST'S OBLIGATIONS

         The sale of the Road Champs Shares and the Acquired Assets on the Closing Date and all other obligations of Seller under this Agreement and the Other Documents is conditioned upon the fulfillment on or prior to the Closing Date of the following conditions, any one or more of which may be waived by Jack Robbins, on behalf of the Selling Stockholders and Die Cast.



9.1      TRUTH OF REPRESENTATIONS AND WARRANTIES
         JAKKS Pacific shall have delivered to Seller a certificate, dated the Closing Date, to the effect that the representations and warranties of the JAKKS Pacific and Purchaser contained in this Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date.

9.2      PERFORMANCE OF AGREEMENTS
         Each and all of the agreements of the JAKKS Pacific and Purchaser to be performed on or before Closing Date pursuant to the terms hereof shall have been duly performed, and the JAKKS Pacific and Purchaser shall have delivered to Seller a certificate, dated the Closing Date, to such effect.


9.3      GOVERNMENTAL APPROVALS
         All governmental and other consents and approvals, if any, necessary to permit the consummation of the transactions contemplated by this Agreement shall have been received.


9.4      PROCEEDINGS
         All proceedings to be taken in connection with the transactions contemplated by this Agreement and the Other Documents shall be reasonably satisfactory in form and substance to Jack Robbins and his counsel, and Jack Robbins as agent for the Selling Stockholders shall have received copies of all such documents and other evidences as he or his counsel may reasonably request in order to establish the consummation of such transactions and the taking of all proceedings in connection therewith.


9.5      CERTIFICATES
         Each certificate to be delivered pursuant to the terms of Article 9 shall be signed by the President or by the Chief Financial Officer of JAKKS Pacific.


9.6      PROCEEDINGS
         If the Selling Stockholders or Die Cast waives in writing the fulfillment of any condition under this Article 9, the obligation to fulfill the condition shall not survive the Closing. This paragraph shall have no effect on the provisions of ARTICLE 11 or any other provision of this Agreement regarding survival of representations, warrants or covenants of JAKKS Pacific or the Purchaser.


ARTICLE ARTICLE 10:     POST CLOSING COVENANTS



10.1     GENERAL
         In case at any time after the Closing any further action is necessary to carry out the purposes of this Agreement, each of the parties will take such further action (including the execution and delivery of such further instruments and documents) as any other party reasonably may request, all at the sole cost and expense of the requesting party (unless the requesting party is entitled to indemnification therefor under SECTION 11 hereof). The Selling Stockholders and Die Cast acknowledge and agree that from and after the Closing JAKKS Pacific and Purchaser will be entitled to possession of all documents, books, records (including tax records) agreements and financial data of any sort relating to RC Inc and RC Ltd and the Acquired Assets. Jack Robbins will, after the Closing, be entitled to full access to all such documents, books, records, agreements and financial data during normal business hours.


10.2     TRANSITION
         Neither the Selling Stockholders nor Die Cast will take any action that is designed or intended to have the effect of discouraging any lessor, licensor, customer, supplier, or other business associate of the Road Champs Companies from maintaining the same business relationships with JAKKS Pacific and Purchaser after the Closing as it maintained with the Road Champs Companies prior to the Closing.


10.3     COLLECTIONS OF PAYMENT FOR PURCHASE ORDERS
         Purchaser shall act as agent for RC Inc and RC Ltd in the collection of payment for the RC Accounts Receivable whether identified in SCHEDULE 8.3 annexed hereto or not. If requested by Jack Robbins, in writing, Jack Robbins and Purchaser will establish a "LOCK-BOX" account for the deposit and disbursement of the proceeds from collection of the RC Accounts Receivable and account debtors will be instructed by Purchaser to make payment to such lock-box account.



10.4     RESTRICTIVE COVENANTS

         10.4.1. COVENANTS AGAINST COMPETITION. In consideration of the Purchase Price being paid by JAKKS Pacific and Purchaser for the Road Champs Shares and the Acquired Assets, Jack Robbins, directly or indirectly, by himself or through any other person, firm, company, entity or enterprise (including, but without limitation to the foregoing, Die Cast) shall prior to the second anniversary of the Closing Date:

                 i. engage in the sale of toy vehicle products which compete directly or indirectly with the Road Champs Line;


                 ii. directly or indirectly, endeavor to entice away from the employ of the Purchaser or JAKKS Pacific or otherwise interfere with the relationship of the Purchaser or JAKKS Pacific with any individual, partnership, firm, corporation or other business organization that is then, or at any time during the preceding twelve months was, employed by the Purchaser or JAKKS Pacific or is otherwise performing services for the Purchaser or JAKKS Pacific, or;


                 iii. attempt in any manner to solicit, directly or indirectly, from any customer of Purchaser or JAKKS Pacific (except on behalf of the Purchaser or JAKKS Pacific) toy vehicle products business which competes directly or indirectly with the Road Champs Line business conducted by the Purchaser or JAKKS Pacific or persuade any person, firm or corporation which is a customer of the Purchaser or JAKKS Pacific to cease doing business or to reduce the amount of business which any such customer has customarily done or contemplates doing with the Purchaser or JAKKS Pacific, whether or not the relationship between the Purchaser or JAKKS Pacific and such customer was originally established in whole or in part through the efforts of any of the Selling Stockholders.

                 The term "CUSTOMERS OF THE PURCHASER" includes, without limitation, the customers of the Road Champs Companies prior to the Closing.


         10.4.2. PERMITTED COMPETITION. Notwithstanding the provisions of SECTION 10.4.1 to the contrary, Jack Robbins may sell by mail order, television or telemarketing activities, premium die cast vehicles directly to consumers who are end-users of the products

         (but specifically excluding retailers, wholesalers, distributors and other resellers of the products), provided that no such sales are made by Jack Robbins to retailers, wholesalers, distributors and other resellers of the products. Jack Robbins or any entity designated by Jack Robbins may deal directly with any supplier of Purchaser, including Road Champs Die Casting Factory, Ltd., and may purchase items directly from such suppliers, provided that at no time will Jack Robbins take any action which would impair or adversely affect Purchaser's, JAKKS Pacific's, RC Inc's or RC Ltd's relationship with such supplier or interfere with the supplier's furnishing of goods and materials to them. Purchaser shall allow Jack Robbins or his designated entity(ies) the license to utilize tooling owned by Purchaser or RC Inc or RC Ltd for the purposes of producing die-cast vehicles, but Jack Robbins and his designated entity(ies) shall indemnify Purchaser for any damage that may be caused to such tooling and shall utilize such tooling in a way, and at times, that do not interfere with the production requirements of Purchaser, RC Inc and RC Ltd. Jack Robbins or his designated entity(ies) shall pay Purchaser a 5% royalty based upon the factory selling price of the items to be produced if the items are produced with Purchaser's tooling. Jack Robbins agrees that all tooling, molds and dies are the property of Purchaser, RC Inc, RC Ltd and he shall not directly or indirectly copy or duplicate or cause others to copy or duplicate any of such tools, molds or dies.


         10.4.3. CONFIDENTIALITY. The Selling Stockholders shall keep secret and retain in strictest confidence, and shall not use for the benefit of itself, himself or others, except in connection with the business and affairs of the Purchaser or JAKKS Pacific, all confidential matters relating to the Road Champs Companies, including, but not limited to, "know-how," trade secrets, customer lists, subscription lists, pricing policies, operational methods, marketing plans or strategies, product development techniques or plans, information pertaining to the Road Champs Companies' customers and their requirements, formulae, methods of manufacture, technical processes, designs and design projects, inventions and research projects and other business affairs relating to the Acquired Assets, and shall never disclose such matters to anyone outside of the Purchaser or JAKKS Pacific and its Affiliates, except (i) with JAKKS Pacific's express written consent; (ii) with respect to such information which is generally known to the public or becomes known to the public though no fault of the Selling Stockholders or Die Cast; or
         (ii) as may be required by law.


         10.4.4. ENFORCEMENT THROUGH INJUNCTION. The Selling Stockholders acknowledge that the restrictions imposed in this SECTION
         10.4 are fair and reasonable and are reasonably required for the protection of JAKKS Pacific and the Purchaser and the goodwill, business and assets of RC Inc, RC Ltd and the Acquired Assets and are given as an integral part of the acquisition by the Purchaser of the Road Champs Shares and the Acquired Assets. The Selling Stockholders each acknowledges that a breach of the provisions of this SECTION 10.4 would irreparably damage Purchaser or JAKKS Pacific, and that once such a breach has occurred, there may be no accurate way of determining the amount of damage or loss suffered by Purchaser or JAKKS Pacific. The Selling Stockholders each therefore agrees that the terms of this SECTION 10.4 may be enforced through preliminary or final injunctive relief or other equitable remedy.


         10.4.5.          BLUE LINING.  If any of the provisions of this SECTION
         10.4 relating to time, geographical area, services, products, devices and/or information are deemed by a court of competent jurisdiction to be overly broad or for any other reason unenforceable, the parties agree that such restrictions herein as to time, geographical area, services products, devices and/or information shall be reduced to such time, geographical area, services, products, devices and/or information as such court shall hold to be reasonable and legally enforceable. In addition, if any court determines that any of the restrictive covenants contained in this SECTION 10.4 or any part thereof, is invalid or unenforceable, the remainder of the restrictive covenants shall not thereby be affected and shall be given full effect without regard to the invalid portions.


10.5     COOPERATION IN PREPARATION OF SECURITIES LAW FILINGS
         The Selling Stockholders agree to cooperate, and Jack Robbins will request Edelman & Associates P.A. and Lui & Mak (the "PRESENT ACCOUNTANTS") to cooperate with Purchaser and its accountants in the provision of such information and documents as may be reasonably required in order to complete any filings required under the United States securities laws relating to the acquisition transactions described in this Agreement. The cost of such audit(s) and the reasonable charges of the Present Accountants in such connection shall be borne by Purchaser.


10.6     GUARANTEES BY JAKKS PACIFIC
         JAKKS Pacific hereby guarantees the payment and performance by Purchaser when due of Purchaser's obligations under Article 3 of this Agreement, and the performance by Purchaser of any other of Purchaser's obligations due prior to, at or after the Closing.


10.7     CHANGE OF NAME OF AFFILIATED FACTORY
         Following the Closing, Purchaser acknowledges that the corporation controlled by Jack Robbins which operates a factory in China will continue to use the name "ROAD CHAMPS DIE CASTING FACTORY, LTD."


10.8 PURCHASER'S EMPLOYMENT OF ROAD CHAMPS COMPANIES' EMPLOYEES AND SALES REPRESENTATIVES
         Following the Closing, Purchaser agrees to (i) offer employment to Lee Vitulano, Elmen Lai and Mike Brien on substantially the same terms (including providing automobiles in the case of Lee Vitulano and Mike Brien) comparable to that paid to them by Die Cast, RC Inc or RC Ltd, as the case may be, and if they accept such employment to continue to employ each such individual for at least one (1) year provided they perform their duties and responsibilities in a manner which is reasonably satisfactory to Purchaser, (ii) continue for at least one (1) year to use RC Inc's independent sales representatives in connection with the sale of the Road Champs Line, subject to termination in the event the performance of any such individual is not reasonably satisfactory to Purchaser; and (iii) offer employment to and continue to employ for at least one (1) year other employees of RC Inc and RC Ltd, subject to termination in the event the performance of any such individual is not reasonably satisfactory to Purchaser or in the event that a reduction in the number of employees is, in the judgment of Purchaser, prudent under the circumstances of the Purchaser's business at the time of such reduction.

ARTICLE 11:   SURVIVAL OF REPRESENTATIONS; INDEMNITIES



11.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES OF THE SELLING STOCKHOLDERS AND DIE CAST
         Neither Purchaser nor JAKKS Pacific shall have the right to rely upon the representations and warranties of the Selling Stockholders and Die Cast contained in this Agreement or any of the Other Documents if prior to Closing either or both of Purchaser or JAKKS Pacific had actual written knowledge that such representation or warranty was not true, except that the covenants contained in SECTION 3.2.2 and the representations, warranties and covenants contained in SECTION 6.8, SECTION 6.21 and SECTION 6.25 are made absolutely and without the foregoing qualification as to knowledge of JAKKS Pacific and Purchaser. Such representations, warranties and covenants and the indemnification obligations under SECTION 11.2 shall survive the execution and delivery of this Agreement and the Other Documents and the Closing hereunder for the periods set forth on Schedule 11.1 annexed to this Agreement, provided, however, that the covenants contained in SECTION 3.2.2 and the representations and warranties made in SECTION 6.2, SECTION 6.8, SECTION 6.21 and SECTION 6.251 and the obligation to indemnify for Securities Claims as that term is defined in SECTION 11.2.1, shall survive the execution of this Agreement and the Other Documents and the Closing hereunder until the date of expiration of the relevant federal, state or other statute of limitations; provided further, however, that as to matters as to which any Indemnitee has given a proper Claims Notice under SECTION 11.4 on or prior to the expiration of the applicable survival period aforesaid, the right to indemnification with respect thereto shall survive the expiration of any such period until such claim is finally resolved and any obligations with respect thereto are fully satisfied. Any claim for indemnification based on fraud or intentional misrepresentation shall survive for a period of three (3) years from the closing, notwithstanding any provision of this Agreement which would provide a shorter limitation, but this shall not operate to shorten any survival period which extends beyond three (3) years under the terms of this Agreement. Any representation or warranty which does not have an express survival period in this Agreement shall survive until the first anniversary of Closing.


11.2             OBLIGATIONS OF THE SELLING STOCKHOLDERS AND DIE CAST TO
INDEMNIFY


         11.2.1. GENERAL INDEMNITY. Jack Robbins and Die Cast jointly and severally agree to indemnify, defend and hold harmless the Purchaser and JAKKS Pacific, and their respective officers, directors, employees and agents, and any of their successors and assigns from and against any and all losses, liabilities, damages,





          ____________________

          1 The reference to Section 3.2.2, which in turn refers to Section 3.3.8, which in turn refers to representations in Article 6, shall not be deemed to modify the limitation as to knowledge which qualifies the representations and warranties set forth in Article 6 which shall remain applicable to Article 6 other than Sections 6.2, 6.8, 6.21 and
          6.25 thereof.

         deficiencies, demands, claims, actions, judgments or causes of action, assessments, costs or expenses (including, without limitation, interest, penalties and reasonable attorneys' fees and disbursements) ("CLAIMS"), whether such Claims are incurred in Purchaser's or JAKKS Pacific's disputes with the Selling Stockholders or Die Cast or involving third-party claims against the Purchaser or JAKKS Pacific, based upon, arising out of or otherwise in respect of any material inaccuracy in or any material breach of any representation or warranty of the Selling Stockholders and Die Cast contained in this Agreement and/or any of the Other Documents. In particular, but without limiting the generality of the foregoing, the indemnification obligations of Die Cast and Jack Robbins shall cover any Claims arising out of any claims by creditors of the Road Champs Companies, whether contingent, absolute or otherwise, and whether or not known to Purchaser or JAKKS Pacific, except for claims for payment of the Assumed Liabilities or liabilities of RC Inc or liabilities of RC Inc at the time of Closing or any other liabilities assumed by Purchaser under the terms of this Agreement. In addition, the Selling Stockholders and the Holders of the Shares being registered shall indemnify and hold harmless JAKKS Pacific, each director of JAKKS Pacific, each officer of JAKKS Pacific who shall sign the Registration Statement and any Person who controls JAKKS Pacific within the meaning of the Securities Act, against any and all Claims to which any of the foregoing Persons may become subject under the Securities Act or otherwise, insofar as such Claims arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or any document incident to the registration or qualification of the Shares in reliance upon and in conformity with information furnished to JAKKS Pacific by such Holder solely for use in the preparation thereof ("SECURITIES CLAIMS"). Purchaser and JAKKS Pacific shall have no right to set-off Claims against the Purchase Price Balance due after the Closing under SECTION 3.2 of this Agreement. Purchaser and JAKKS Pacific shall look to the Deposit before seeking any other source of funds for reimbursement from an indemnifying party.


         11.2.2. SECURITY FOR INDEMNIFICATION OBLIGATIONS OF SELLING STOCKHOLDERS AND DIE CAST. In order to secure their indemnification obligations under this Agreement, Jack Robbins and Die Cast shall deposit in escrow with the firm of Feder, Kaszovitz, Isaacson, Weber, Skala, and Bass LLP (the ESCROW AGENT") the sum of US$500,000.00 (the "DEPOSIT"), pursuant to the terms of the Escrow Agreement, which shall remain in escrow for a period of one (1) year following the Closing, except that the Deposit shall continue to be held in escrow to the extent of one hundred (100%) percent of the amount of any Claim until such Claim is finally resolved and any obligations with respect thereto are fully satisfied. In the event that the Selling Stockholders do not perform their obligations under Section 11.4.2 of this Agreement, the Purchaser shall have the right to demand that the Escrow Agent release such portion of the Deposit as is necessary in order to satisfy such Claim. The Deposit shall be held, invested, and disbursed strictly in accordance with the terms of the ESCROW AGREEMENT annexed as SCHEDULE 11.2.2.

         11.2.3. LIMITATION ON INDEMNIFICATION OBLIGATION. No indemnification shall be required to be made by Jack Robbins and Die Cast for the first $100,000.00 of valid Claims; their liability is limited to the amount of Claims in excess of $100,000.00, and the total indemnification liability of Jack Robbins and Die Cast (combined) for all Claims is five hundred thousand (US$500,000) US dollars. Notwithstanding the limitations in the first sentence of this paragraph, Jack Robbins and Die Cast shall be liable for the full amount of any Claim for (i) environmental matters pursuant to SECTION 6.21, (ii) taxes pursuant to SECTION 6.8, (iii) any unscheduled RC Accounts Payable pursuant to SECTION 6.25, and (iv) for fraud or intentional misrepresentation, without regard to the limitations in the preceding sentence and, as to the Claims described in this sentence, there shall be no such $100,000.00 indemnification deductible and $500,000 limitation on liability. In addition, any claim for adjustment of the Fixed Price Component under SECTION 3.2.2 shall not be subject to Article 11 or the limitations contained in this SECTION 11.2.3.


11.3             SURVIVAL OF REPRESENTATIONS AND WARRANTIES OF JAKKS PACIFIC
AND THE PURCHASER
         Neither the Selling Stockholders nor Die Cast shall have the right to rely upon the representations and warranties of the JAKKS Pacific and Purchaser contained in this Agreement or any of the Other Documents if prior to Closing either or both of Selling Stockholders or Die Cast had actual written knowledge that such representation or warranty was not true. Such representations and warranties and the indemnification obligations under Section 11.4 shall survive the execution and delivery of this Agreement and the Other Documents and the Closing hereunder for a period of one (1) year following the Closing Date, provided, however, that (i) the representations and warranties made in SECTION 7.4, shall not survive the Closing, and (ii) the representations and warranties made in SECTION 7.2 and the obligation to indemnify for JAKKS' Securities Claims (as such term is defined in SECTION 11.3.1), shall survive the execution of this Agreement and the Other Documents and the Closing hereunder until the date of expiration of the relevant federal, state or other statute of limitations; provided further, however, that as to matters as to which any Indemnitee has given a proper Claims Notice under Section 11.4 on or prior to the expiration of the applicable period aforesaid, the right to indemnification with respect thereto shall survive the expiration of any such period until such claim is finally resolved and any obligations with respect thereto are fully satisfied. Any claim for indemnification based on fraud or intentional misrepresentation shall survive for a period of three (3) years from the closing, notwithstanding any provision of this Agreement which would provide a shorter limitation, but this shall not operate to shorten any survival period which extends beyond three (3) years under the terms of this Agreement.


         11.3.1. OBLIGATION OF JAKKS PACIFIC AND PURCHASER TO INDEMNIFY. JAKKS Pacific and the Purchaser agree to indemnify, defend and hold harmless the Selling Stockholders and Die Cast from and against any and all Claims based upon, arising out of or otherwise in respect of any Assumed Liability or any inaccuracy in or any breach of any representation or warranty of the Purchaser contained in this Agreement or in any document or other papers delivered by the Purchaser in connection with this Agreement and/or the Other Documents. In addition, JAKKS Pacific and Purchaser shall indemnify and hold harmless the Selling Stockholders and Die
         Cast and each Person acting on behalf of the Selling Stockholders and Die Cast and each other Person, if any, who controls any of the foregoing Persons, within the meaning of the Securities Act, against any and all Claims to which any of the foregoing Persons may become subject under the Securities Act or otherwise, insofar as such Claims arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any preliminary prospectus or final prospectus contained therein, any document incorporated by reference therein or any amendment or supplement thereto, or any document prepared and/or furnished by JAKKS Pacific incident to the registration or qualification of the Shares, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or, with respect to any prospectus, necessary to make the statements therein in light of the circumstances under which they were made, not misleading, or any violation by JAKKS Pacific of the Securities Act or state securities or Blue Sky Laws applicable to it and relating to action or inaction required of JAKKS Pacific in connection with such registration or qualification under such state securities or Blue Sky Laws ("JAKKS SECURITIES CLAIMS"); provided, however, that JAKKS
         Pacific shall not be liable in any such case to the extent that such Claims arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, said preliminary prospectus or said prospectus or said amendment or supplement or any document incident to the registration or qualification of the Shares in reliance upon and in conformity with information furnished to it by a Selling Stockholder or any other Holder of such Shares or their respective agents solely for use in the preparation thereof.



         11.3.2. LIMITATION ON INDEMNIFICATION OBLIGATION. No indemnification shall be required to be made by JAKKS Pacific or Purchaser except to the extent that the aggregate amount of Claims exceeds $100,000, but this shall not serve as a limitation of the obligation of JAKKS Pacific and Purchaser to pay the full Purchase Price.


11.4     NOTICE AND OPPORTUNITY TO DEFEND


         11.4.1.          NOTICE OF ASSERTED LIABILITY.   Promptly after receipt
         of any party hereto (the "INDEMNITEE") of notice of any demand, claim or circumstances which, with the lapse of time, would or might give rise to a claim or the commencement (or threatened commencement) of any action, proceeding or investigation (an "ASSERTED LIABILITY") that may result in any Claims, the Indemnitee shall promptly give notice thereof (the "CLAIMS NOTICE") to the party obligated to provide indemnification pursuant to SECTION 11.2 OR 11.4 (the "INDEMNIFYING PARTY"). The Claims Notice shall describe the Asserted Liability in reasonable detail, shall contain supporting documentation (if applicable), and shall indicate the amount (estimated, if necessary and to the extent feasible) of the Claims that have been or may be suffered by the Indemnitee. No indemnification obligation shall be imposed upon an Indemnifying Party unless a proper Claims Notice is given to that Indemnifying Party and the Escrow Agent on or before the last day of survival period for the representation, warranty, or covenant, the alleged breach of which forms the basis for the Claim.


         11.4.2. OPPORTUNITY TO DEFEND The Indemnifying Party may elect to compromise or defend, at its own expense and by its own counsel, any Asserted Liability. If the Indemnifying Party elects to compromise or defend such Asserted Liability, it shall within thirty
         (30) days (or sooner, if the nature of the Asserted Liability so requires) notify the Indemnitee of its intent to do so, and the Indemnitee shall cooperate, at the expense of the Indemnifying Party, in the compromise of, or defense against, such Asserted Liability. If the Indemnifying Party elects not to compromise or defend the Asserted Liability, fails to notify the Indemnitee of its election as herein provided or contests its obligation to indemnify under this Agreement, the Indemnitee may pay, compromise or defend such Asserted Liability at the expense of the Indemnifying Party. Subject to the limitations contained in Section 11.4.3 on the obligations of the Indemnifying Party in respect of proposed settlements, the Indemnitee shall have the right to employ its own counsel with respect to any Asserted Liability, but the fees and expenses of such counsel shall be at the expense of such Indemnitee unless (a) the employment of such counsel at the expense of the Indemnifying Party shall have been authorized in writing by the Indemnifying Party in connection with the defense of such action, or (b) such Indemnifying Party shall not have, as provided above, promptly employed counsel reasonably satisfactory to the Indemnitee to take charge of the defense of such action. The Indemnitee, at its own cost, may employ separate counsel to assert, based on an opinion of counsel, one or more legal defenses available to it which are different from or additional to those available to such Indemnifying Party the Indemnifying Party shall not have the right to direct the defense of such action on behalf of the Indemnitee in respect of such different or additional defenses. If the Indemnifying Party chooses to defend any claim, the Indemnitee shall make available to the Indemnifying Party any books, records or other documents within its control that are necessary or appropriate for such defense.


         11.4.3. SETTLEMENT. Notwithstanding the provisions of SECTION 11.4.2, neither the Indemnifying Party nor the Indemnitee may settle or compromise any claim for which indemnification has been sought and is available hereunder, over the objection of the other; provided, however, that consent to settlement or compromise shall not be unreasonably withheld or delayed. If, however, the Indemnitee refuses to consent to a bona fide offer of settlement which the Indemnifying Party wishes to accept, the Indemnitee may continue to pursue such matter, free of any participation by the Indemnifying Party, at the sole expense of the Indemnitee. In such event, the obligation of the Indemnifying Party to the Indemnitee shall be equal to the lesser of
         (i) the amount of the offer of settlement which the Indemnitee refused to accept plus the costs and expenses of the Indemnitee prior to the date the Indemnifying Party notified the Indemnitee of the offer of settlement, and (ii) the actual out-of-pocket amount the

         Indemnitee is obligated to pay as a result of the Indemnitee's continuing to pursue such matter.


ARTICLE 12:  MISCELLANEOUS



12.1     EXPENSES
         Except as otherwise provided herein, the parties hereto shall pay all of their own expenses relating to the transactions contemplated by this Agreement the Other Documents, including, without limitation, the fees and expenses of their respective counsel and financial advisers.



12.2     GOVERNING LAW
         The interpretation and construction of the Documents, and all matters relating hereto, shall be governed by the law of the State of New Jersey, without reference to its conflict of laws provisions.



12.3     INTERCHANGEABILITY OF SCHEDULES
         Any information contained on any Schedule to this Agreement or in the Financial Statements shall be deemed to be contained on each and every other Schedule to this Agreement.



12.4     CAPTIONS
         The article and section captions used herein are for reference purposes only, and shall not in any way affect the meaning or interpretation of this Agreement.


12.5     NOTICES
         Any notice or other communications required or permitted hereunder shall be in writing and shall be deemed effective (a) upon personal delivery, if delivered by hand and followed by notice by mail or facsimile transmission; (b) one day after the date of delivery by Federal Express or other nationally recognized courier service that provides a delivery receipt, if delivered by priority overnight delivery between any two points within the United States; or
(c) five days after deposit in the mails, if mailed by certified or registered mail (return receipt requested) between any two points within the United States, and in each case of mailing, postage prepaid, addressed to a party at its address first set forth above, with copies to Messrs. Feder, Kaszovitz, Isaacson, Weber, Skala & Bass LLP, 750 Lexington Avenue, New York, New York 10022-1200, Attention: Murray L. Skala, Esq., to Jack Robbins, 197 Summit Avenue, Pompton Lakes, New Jersey 07442, and Meislik & Levavy, 66 Park Street, Montclair, New Jersey 07042, Attn.: Ira Meislik, Esq., or such other address as shall be furnished in writing by like notice by any such party.


12.6     PARTIES IN INTEREST
         This Agreement and the Other Documents may not be transferred, assigned, pledged or hypothecated by any party hereto, other than by operation of law. This Agreement and the Other Documents shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns. Each party hereto intends that this Agreement shall not benefit or create any right or cause of action in or on behalf of any Person other than the parties hereto and their respective successors and assigns.

12.7     PERSON
         "PERSON" means and include an individual, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or other department or agency thereof.


12.8     SEVERABILITY
         In the event any provision of this Agreement or the Other Documents is found to be void and unenforceable by a court of competent jurisdiction, the remaining provisions of this Agreement or such Other Documents shall nevertheless be binding upon the parties with the same effect though the void or unenforceable part had been severed and deleted.


12.9     COUNTERPARTS
         This Agreement may be executed in two or more counterparts, all of which taken together shall constitute one instrument.


12.10    ENTIRE AGREEMENT; AMENDMENTS
         This Agreement, and the Other Documents, contain the entire understanding of the parties hereto with respect to the subject matter contained herein and therein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter. This Agreement may not be changed orally, but only by an agreement in writing signed by both parties.

         IN WITNESS WHEREOF, the individual parties have executed and the corporate parties have each caused its corporate name to be hereunto subscribed by its duly authorized officer on the date written below.

                                    JAKKS PACIFIC, INC.



Dated: January 17, 1997                 By:  /s/ Jack Friedman
                                           ------------------------------------
                                        Name:   JACK FRIEDMAN
                                        Title:  President & Chief
                                                Executive Officer

                                        JAKKS ACQUISITION CORP., INC.




Dated: January 17, 1997                  By:  /s/ Jack Friedman
                                            -----------------------------------
                                         Name:   JACK FRIEDMAN
                                         Title:  President

                                         ROAD CHAMPS, INC.


Dated: January 17, 1997                  By: /s/ Jack Robbins
                                            -----------------------------------
                                         Name:   JACK ROBBINS
                                         Title:  President

                                         ROAD CHAMPS, LTD.


Dated: January 17, 1997                  By: /s/ Jack Robbins
                                            -----------------------------------
                                         Name:   JACK ROBBINS
                                         Title:  President

                                         DIE CAST ASSOCIATES, INC.


Dated: January 17, 1997                  By: /s/ Jack Robbins
                                            -----------------------------------
                                         Name:   JACK ROBBINS
                                         Title:  President


Dated: January 17, 1997                     Jack Robbins
                                            -----------------------------------
                                            JACK ROBBINS

The Selling Stockholders become parties to this Agreement by signing their names below:






Date:  January 20  , 1997                        /s/ Barbara Mulloy Robbins
     ------------                            ----------------------------------
                                             Name: Barbara Mulloy Robbins


Date:  January 21  , 1997                        /s/ Stephen Robbins
     ------------                            ----------------------------------
                                             Name: Stephen Robbins


Date:  January 20  , 1997                        /s/ Deborah Robbins Wischnia
     ------------                            ----------------------------------
                                             Name: Deborah Robbins Wischnia


Date:  January 20  , 1997                        /s/ Rebecca Foulds
     ------------                            ----------------------------------
                                             Name: Rebecca Foulds

                                SCHEDULE 11.1 TO
                 ROAD CHAMPS STOCK AND ASSET PURCHASE AGREEMENT

                SURVIVAL PERIODS OF REPRESENTATIONS & WARRANTIES

The representations, warranties and covenants of the Selling Stockholders and Die Cast contained in Article 6 of this Agreement, and the indemnification obligations with respect thereto shall survive for the periods listed next to the Section number in which such representation, warranty or covenant is found:



     Section Number                     Survival Period
     --------------                     ---------------

     6.1                                One (1) year

     6.2                                relevant Statute of Limitations

     6.3                                Two (2) years

     6.4                                Eighteen (18) months

     6.5                                Nine (9) months

     6.6                                One (1) year

     6.7                                Eighteen (18) months

     6.8                                relevant Statute of Limitations

     6.9                                One (1) year

     6.10                               Eighteen (18) months

     6.11                               One (1) year

     6.12                               One (1) year

     6.13                               Nine (9) months

     6.14                               Nine (9) months

     6.15                               One (1) year

     6.16                               Six (6) months

     6.17                               Eighteen (18) months

     6.18                               One (1) year

                                SCHEDULE 11.1 TO
           ROAD CHAMPS STOCK AND ASSET PURCHASE AGREEMENT (CONTINUED)




Section Number                    Survival Period
--------------                    ---------------

6.19                              Does Not Survive

6.20 Six (6) months, or such longer period set forth in this Schedule with respect to a specific Section of this Agreement if the failure to disclose relates to a matter referred to in such Section

6.21                              relevant Statute of Limitations

6.22                              Three (3) months

6.23                              Does not survive

6.24                              One (1) year

6.25                              relevant Statute of Limitations

                         LIST OF SCHEDULES AND EXHIBITS


Schedule 2.2              Purchase and Other Commitments for Assets (Die Cast)
Schedule 3.2              Inventory Adjustment
Schedule 3.3              Purchase Price Allocation
Schedule 3.3.7            Security Agreement
Schedule 4.2(iv)          Warehouse Lease
Schedule 4.2(v)           Consulting Agreement
Schedule 4.2(vi)          Opinion of the Selling Stockholders and Die Cast's
                          Counsel
Schedule 4.3(ii)          List of distributees of JAKKS Pacific Shares
Schedule 4.3(iv)          Opinion of Purchaser's Counsel
Schedule 6.1              Corporate Good Standing
Schedule 6.2              Stockholders and Capitalization of Road Champs
                          Companies
Schedule 6.3.2            Changes to the Road Champs Companies since Balance
                          Sheet Date
Schedule 6.4              Location of Books and Records
Schedule 6.5.2            Encumbrances
Schedule 6.5.3            Machinery and Equipment
Schedule 6.6              Contracts
Schedule 6.7              Litigation
Schedule 6.8              Tax Liabilities
Schedule 6.9.1            Liabilities
Schedule 6.10             Intellectual Property
Schedule 6.13             Insurance
Schedule 6.14             Suppliers & Customers
Schedule 6.16.1           Personnel
Schedule 6.17             Changes Since Balance Sheet Date
Schedule 6.18             Valid Agreements; Restricted Documents
Schedule 6.19             Approvals
Schedule 6.21             Environmental Conditions
Schedule 6.24             Brokers
Schedule 6.25             RC Accounts Payable
Schedule 7.3              Valid Agreements; Restricted Documents (JAKKS Pacific)
Schedule 7.4              Consents for JAKKS Pacific & Purchaser
Schedule 7.8              Liabilities of JAKKS Pacific
Schedule 7.9              Brokers (JAKKS Pacific)
Schedule 8.3              RC Accounts Receivable
Schedule 11.1             Survival Periods of Representations & Warranties
Schedule 11.2             Escrow Agreement








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